(i)

                               TABLE OF CONTENTS
                               ------------------

ARTICLE I Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
      SECTION  1.01  Defined  Terms. . . . . . . . . . . . . . . . . . . . .  1
      SECTION  1.02  Classification  of  Loans  and  Borrowings. . . . . . . 17
      SECTION  1.03  Terms  Generally. . . . . . . . . . . . . . . . . . . . 17
      SECTION  1.04  Accounting  Terms;  GAAP. . . . . . . . . . . . . . . . 18

ARTICLE II The Credits . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
      SECTION  2.01  Commitments . . . . . . . . . . . . . . . . . . . . . . 18
      SECTION  2.02  Loans  and  Borrowings. . . . . . . . . . . . . . . . . 18
      SECTION  2.03  Request  for  Borrowing . . . . . . . . . . . . . . . . 19
      SECTION  2.04  Funding  of  Borrowing. . . . . . . . . . . . . . . . . 19
      SECTION  2.05  Interest  Elections . . . . . . . . . . . . . . . . . . 19
      SECTION  2.06  Repayment  of  Loans;  Evidence  of  Debt . . . . . . . 20
      SECTION  2.07  Prepayment  of  Loans . . . . . . . . . . . . . . . . . 21
      SECTION  2.08  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . 21
      SECTION  2.09  Interest. . . . . . . . . . . . . . . . . . . . . . . . 22
      SECTION  2.10  Alternate  Rate  of  Interest . . . . . . . . . . . . . 23
      SECTION  2.11  Increased  Costs. . . . . . . . . . . . . . . . . . . . 23
      SECTION  2.12  Break  Funding  Payments. . . . . . . . . . . . . . . . 24
      SECTION  2.13  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . 25
      SECTION  2.14  Payments Generally; Pro Rata Treatment;
                       Sharing of Set-offs . . . . . . . . . . . . . . . . . 25
      SECTION  2.15  Mitigation  Obligations;  Replacement  of  Lenders. . . 27
      SECTION  2.16  Extension . . . . . . . . . . . . . . . . . . . . . . . 28

ARTICLE III Representations and Warranties . . . . . . . . . . . . . . . . . 29
      SECTION  3.01  Organization;  Powers . . . . . . . . . . . . . . . . . 29
      SECTION  3.02  Authorization;  Enforceability. . . . . . . . . . . . . 29
      SECTION  3.03  Governmental  Approvals;  No  Conflicts . . . . . . . . 29
      SECTION  3.04  Financial Condition; No Material Adverse Change . . . . 29
      SECTION  3.05  Properties. . . . . . . . . . . . . . . . . . . . . . . 30
      SECTION  3.06  Intellectual  Property. . . . . . . . . . . . . . . . . 31
      SECTION  3.07  Litigation  and  Environmental  Matters . . . . . . . . 31
      SECTION  3.08  Compliance  with  Laws  and  Agreements . . . . . . . . 33
      SECTION  3.09  Investment  and  Holding  Company  Status . . . . . . . 33
      SECTION  3.10  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . 33
      SECTION  3.11  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . 33
      SECTION  3.12  Disclosure. . . . . . . . . . . . . . . . . . . . . . . 34
      SECTION  3.13  Insurance . . . . . . . . . . . . . . . . . . . . . . . 34
      SECTION  3.14  Margin  Regulations . . . . . . . . . . . . . . . . . . 34
      SECTION  3.15  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . 34

ARTICLE IV Conditions. . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
      SECTION  4.01  Effective  Date . . . . . . . . . . . . . . . . . . . . 34

                                                                            (ii)

ARTICLE V Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . . . 35
      SECTION  5.01  Financial Statements; Ratings Change
                       and Other Information . . . . . . . . . . . . . . . . 35
      SECTION  5.02  Financial  Tests. . . . . . . . . . . . . . . . . . . . 36
      SECTION  5.03  Notices  of  Material  Events . . . . . . . . . . . . . 37
      SECTION  5.04  Existence;  Conduct  of  Business . . . . . . . . . . . 37
      SECTION  5.05  Payment  of  Obligations. . . . . . . . . . . . . . . . 37
      SECTION  5.06  Maintenance  of  Properties;  Insurance . . . . . . . . 38
      SECTION  5.07  Books  and  Records;  Inspection  Rights. . . . . . . . 38
      SECTION  5.08  Compliance  with  Laws. . . . . . . . . . . . . . . . . 38
      SECTION  5.09  Use  of  Proceeds . . . . . . . . . . . . . . . . . . . 38
      SECTION  5.10  Fiscal  Year. . . . . . . . . . . . . . . . . . . . . . 38
      SECTION  5.11  Environmental  Matters. . . . . . . . . . . . . . . . . 38
      SECTION  5.12  Property  Pool. . . . . . . . . . . . . . . . . . . . . 39
      SECTION  5.13  Guaranties. . . . . . . . . . . . . . . . . . . . . . . 40
      SECTION  5.14  Further  Assurances . . . . . . . . . . . . . . . . . . 41

ARTICLE VI Negative Covenants. . . . . . . . . . . . . . . . . . . . . . . . 41
      SECTION  6.01  Indebtedness. . . . . . . . . . . . . . . . . . . . . . 41
      SECTION  6.02  Liens . . . . . . . . . . . . . . . . . . . . . . . . . 41
      SECTION  6.03  Fundamental  Changes. . . . . . . . . . . . . . . . . . 41
      SECTION  6.04  Investments, Loans, Advances and Acquisitions . . . . . 42
      SECTION  6.05  Hedging  Agreements . . . . . . . . . . . . . . . . . . 43
      SECTION  6.06  Restricted  Payments. . . . . . . . . . . . . . . . . . 43
      SECTION  6.07  Transactions  with  Affiliates. . . . . . . . . . . . . 44
      SECTION  6.08  Restrictive  Agreements . . . . . . . . . . . . . . . . 44

ARTICLE VII Events of Default. . . . . . . . . . . . . . . . . . . . . . . . 44

ARTICLE VIII The Administrative Agent. . . . . . . . . . . . . . . . . . . . 46

ARTICLE IX Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . 48
      SECTION  9.01  Notices . . . . . . . . . . . . . . . . . . . . . . . . 48
      SECTION  9.02  Waivers;  Amendments. . . . . . . . . . . . . . . . . . 49
      SECTION  9.03  Expenses;  Indemnity;  Damage  Waiver . . . . . . . . . 50
      SECTION  9.04  Successors  and  Assigns. . . . . . . . . . . . . . . . 51
      SECTION  9.05  Survival. . . . . . . . . . . . . . . . . . . . . . . . 53
      SECTION  9.06  Counterparts;  Integration;  Effectiveness. . . . . . . 54
      SECTION  9.07  Severability. . . . . . . . . . . . . . . . . . . . . . 54
      SECTION  9.08  Right  of  Setoff . . . . . . . . . . . . . . . . . . . 54
      SECTION  9.09  Governing Law; Jurisdiction; Consent
                       to Service of Process . . . . . . . . . . . . . . . . 54
      SECTION  9.10  WAIVER  OF  JURY  TRIAL . . . . . . . . . . . . . . . . 55
      SECTION  9.11  Headings. . . . . . . . . . . . . . . . . . . . . . . . 55
      SECTION  9.12  Confidentiality . . . . . . . . . . . . . . . . . . . . 55
      SECTION  9.13  Interest  Rate  Limitation. . . . . . . . . . . . . . . 56
      SECTION  9.14  Liability  of  Holders. . . . . . . . . . . . . . . . . 56

                                                                           (iii)

SCHEDULES:
---------
Schedule  2.01  -  Commitments
Schedule  3.05(f)  -  Earthquake  or  Seismic  Area
Schedule  3.07  -  Disclosed  Matters
Schedule  3.15  -  Subsidiaries
Schedule  5.12(c)  -  Property  Without  Environmental  Assessments
Schedule  5.12.A  -  Pool
Schedule  6.02  -  Existing  Liens
Schedule  6.04  -  Certain  Investments
Schedule  6.08  -  Existing  Restrictions

EXHIBITS:
--------

Exhibit  A  -  Form  of  Assignment  and  Acceptance
Exhibit  B  -  Form  of  Compliance  Certificate
Exhibit  C  -  Form  of  Guaranty
Exhibit  D  -  Note
Exhibit  E  -  Form  of  Interest  Election  Request

                                CREDIT AGREEMENT

                                   dated as of

                               _____________, 2001

                                      among

                          WEINGARTEN REALTY INVESTORS,

                            The Lenders Party Hereto

                                       And

                        COMMERZBANK AG, NEW YORK BRANCH,
                             as Administrative Agent

                                       And

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                              as Syndication Agent



                        Commerzbank AG, New York Branch,
                        as Sole Arranger and Book Manager

                   CREDIT AGREEMENT ("Agreement") dated as of
            ______________, 2001, among WEINGARTEN REALTY INVESTORS,
         a Texas real estate investment trust, the LENDERS party hereto,
            COMMERZBANK AG, NEW YORK BRANCH, as Administrative Agent,
                   and WELLS FARGO BANK, NATIONAL ASSOCIATION,
                              as Syndication Agent.

     The  parties  hereto  agree  as  follows:

                                    ARTICLE  I
                                   Definitions
                                   -----------

     SECTION  1.01     Defined Terms.  As used in this Agreement,  the following
                       -------------
terms have  the  meanings  specified  below:

     "ABR",  when  used in reference to any Loan or Borrowing, refers to whether
      ---
such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Adjusted  LIBO  Rate"  means, with respect to any Eurodollar Borrowing for
      --------------------
any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

     "Adjusted  Net  Operating  Income"  shall  mean,  for  any income producing
      --------------------------------
Real Property, the Net Operating Income less the Capital Expenditure Reserve for such property.

     "Administrative Agent"  means  Commerzbank AG,  New  York  Branch,  in  its
      --------------------
capacity as administrative  agent  for  the  Lenders  hereunder.

     "Administrative  Questionnaire"  means an  Administrative  Questionnaire in
      -----------------------------
a form supplied  by  the  Administrative  Agent.

     "Affiliate"  means,  with  respect  to  a  specified Person, another Person
      ---------
that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Alternate  Base Rate" means, for  any day,   a rate per annum equal to the
      --------------------
greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Applicable  Percentage" means,  with respect to any Lender, the percentage
      ----------------------
of the  total  unpaid  Loans  represented  by  such  Lender's  unpaid  Loans.

     "Applicable  Rate"  means,  for  any  day,  with respect to any ABR Loan or
      ----------------
Eurodollar Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread" or "Eurodollar Spread" or "Facility Fee Rate", as the case may be, based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:



                       ABR     Eurodollar   Facility Fee Rate
                       ---     ----------   -----------------
 Index Debt Ratings:  Spread     Spread
--------------------  -------  -----------

     Category 1
     ----------
   A/A2 or better        0         0.50%          0.15%

     Category 2
     ----------
        A-/A3            0         0.55%          0.15%

     Category 3
     ----------
      BBB+Baa1           0         0.65%          0.15%

     Category 4
     ----------
      BBB/Baa2           0         0.75%          0.20%

     Category 5
     ----------
     BBB-/Baa3           0         0.90%          0.25%

     Category 6
     ----------
Worse than BBB-/Baa3   0.25%       1.45%          0.30%


     For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 6; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next below that of the higher of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency, irrespective of when notice of such change shall have been furnished by the Borrower to the Agent and the Lenders pursuant to Section 5.01(e) hereof or
                                                       ---------------
otherwise. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

     "Approved  Fund" means any Fund that is administered or managed by (a) a
      --------------
Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

     "Assignment and Acceptance" means an assignment and acceptance entered into
      -------------------------
by a ender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form
            ------------
of Exhibit  A  or  any  other  form  approved  by  the  Administrative  Agent.
   ----------

     "Board" means the Board of Governors of the  Federal  Reserve System of the
      -----
United States  of  America.

     "Borrower"  means  Weingarten  Realty  Investors,  a  Texas  real  estate
      --------
investment trust.

     "Borrowing"  means Loans of the same Type, made, converted or continued  on
      ---------
the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

     "Business  Day"  means any day  that is not a Saturday, Sunday or other day
      -------------
on which commercial banks in Houston, Texas or New York, New York are authorized or required by law to remain closed; provided that, when used in connection with
                                     -------------
a Eurodollar  Loan,  the term "Business Day" shall also exclude any day on which
                                 ------------
banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Expenditure Reserve" means, on an annual basis, an amount equal to
      ---------------------------
(a) for use in calculating the Fixed Charge Coverage Ratio, the product of (i) the aggregate number of gross square feet of improvements contained in each Real Property parcel owned by Borrower or any Subsidiary measured as of the last day of each of the immediately preceding four (4) calendar quarters and averaged, multiplied by (ii) (x) $0.25 for Retail Property and (y) $0.15 for Industrial Property; and (b) for use in calculating Value, the product of (i) the aggregate number of gross square feet of improvements contained in each Real Property owned by Borrower or any Subsidiary as of the last day of the immediately preceding calendar quarter, multiplied by (ii) (x) $0.25 for Retail Property and
(y) $0.15 for Industrial Property. Capital Expenditure Reserve shall be calculated on a consolidated basis in accordance with GAAP, and including (without duplication) the Equity Percentage of Capital Expenditure Reserve for the Borrower's Unconsolidated Affiliates.

     "Capital  Lease  Obligations"  of  any Person means the obligations of such
      ---------------------------
Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Change  in  Control"  means  (a) the acquisition of ownership, directly or
      -------------------
indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 33% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Borrower by any Person or group.

     "Change in Law" means (a) the adoption of any law, rule or regulation after
      --------------
the date of this Agreement by any Governmental Authority, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.11(b), by any lending office of such
                                 ----------------
Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental
Authority  made  or  issued  after  the  date  of  this  Agreement.

     "Code"  means  the  Internal Revenue Code of 1986, as amended from  time to
      ----
time.

     "Commerzbank"  means  Commerzbank  AG,  New  York Branch, in its individual
      -----------
capacity.

  -----------
     "Commitment"  means,  with  respect  to each Lender, the commitment of such
      ----------
Lender to make a Loan, expressed as an amount representing the maximum aggregate amount of such Lender's Loan hereunder, as such commitment may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Commitment is set
             ------------
forth  on  Schedule  2.01, or in the Assignment and Acceptance pursuant to which
           --------------
such Lender shall have assumed its Commitment, as applicable. The initial aggregate amount of the Lenders' Commitments is $50,000,000.00.

     "Compliance Certificate"  has  the meaning  set  forth  in  Section 5.01(c)
      ----------------------                                ---------------
hereof and a  form  of  which  is  attached  hereto  as  Exhibit  B.
                                                         ----------

     "Control"  means  the  possession,  directly or indirectly, of the power to
      -------
direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, which includes the customary powers of a managing member of any limited liability company, any general partner of any limited partnership, or any board of directors of a corporation. "Controlling" and "Controlled" have meanings
                                 -----------         ----------
correlative  thereto.

     "Credit  Party"  means  the  Borrower  and  each  Guarantor,  if  any.
      -------------

     "Debt  to  Total  Asset  Value  Ratio" shall mean the ratio (expressed as a
      ------------------------------------
percentage)  of  the  Borrower's  Indebtedness  to  Total  Asset  Value.

     "Default"  means  any  event  or  condition  which  constitutes an Event of
      -------
Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Disclosed  Matters"  means the actions,  suits  and  proceedings  and  the
      ------------------
environmental  matters  disclosed  in  Schedule  3.07.
                                       --------------

     "Dollars"  or  "$" refers to  lawful money of the United States of America.
      -------        -

     "EBITDA"  means  an  amount  derived  from (a) net income, plus (b) to  the
      ------
extent included in the determination of net income, depreciation, amortization, interest expense and income taxes, plus or minus (c) to the extent included in the determination of net income, any extraordinary losses or gains resulting from sales, write-downs, write-ups, write-offs or other valuation adjustments of assets or liabilities, in each case, as determined on a consolidated basis in accordance with GAAP, and including (without duplication) the Equity Percentage of EBITDA for the Borrower's Unconsolidated Affiliates.

     "Effective  Date"  means  the  date  on  which  the conditions specified in
      ---------------
Section  4.01  are  satisfied  (or  waived  in  accordance  with  Section 9.02).
-------------                                                     -------------

     "Eligible  Assignee"  means (a) a Lender; (b) an Affiliate of a Lender; (c)
      ------------------
an Approved Fund; and (d) any other Person (other than a natural Person) approved by the Administrative Agent and, unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (y) a Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed). If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in Section 9.04(b)), the Borrower shall be
                                       ---------------
deemed to have given its consent ten (10) days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such tenth (10th) day.

     "Eligible  Ground  Lease"  shall  mean  a  lease  meeting  the  following
      -----------------------
requirements: (a) a remaining term (including renewal options exercisable at lessee's sole option) of at least twenty-five (25) years, and (b) the Administrative Agent has determined that the ground lease is financeable in that it provides or allows for, without further consent from the landlord, (i) notice and right to cure to lessee's lender, (ii) a pledge and mortgage of the leasehold interest, and (iii) recognition of a foreclosure of the leasehold interest including no prohibition on entering into a new lease with the lender.

     "Environmental  Laws" means all applicable laws, rules, regulations, codes,
      -------------------
ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters and includes (without limitation) the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C.
                                                             -------
9601  et  seq., the Hazardous Materials Transportation Act, 49 U.S.C.    1801 et
      --  ---                                                                 --
seq.,  the  Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C.    136
---
et  seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C.    6901
--  ---                                                -----
et  seq., the Toxic Substances Control Act, 15 U.S.C.    2601 et seq., the Clean
--  ---                                                       -- ---
Air  Act,  42  U.S.C.  7401  et  seq., the Clean Water Act, 33 U.S.C.    1251 et
                             --  ---                                          --
seq.,  the Occupational Safety and Health Act, 29 U.S.C.    651 et seq., (to the
                                                                -- ---
extent the same relates to any Hazardous Materials), and the Oil Pollution Act of 1990, 33 U.S.C. 2701 et seq, as such laws have been amended or
                               --  ---
supplemented, and the regulations promulgated pursuant thereto, and all analogous state and local statutes.

     "Environmental  Liability"  means  any  liability, contingent or  otherwise
      ------------------------
(including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b)  exposure  to any Hazardous Materials in violation of any Environmental Law,
(c) the Release or threatened Release of any Hazardous Materials into the environment in violation of any Environmental Law or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Equity Percentage" means the aggregate ownership  percentage  of  Borrower
      -----------------
in each Unconsolidated Affiliate, which shall be calculated as follows: (a) for inclusion in Indebtedness, Borrower's nominal capital ownership interest in the Unconsolidated Affiliate as set forth in the Unconsolidated Affiliate's organizational documents, and (b) for all other purposes, the greater of (i) Borrower's nominal capital ownership interest in the Unconsolidated Affiliate as set forth in the Unconsolidated Affiliate's organizational documents, and (ii) Borrower's economic ownership interest in the Unconsolidated Affiliate, reflecting Borrower's share of income and expenses of the Unconsolidated Affiliate.


     "ERISA"  means  the  Employee Retirement  Income  Security Act of 1974,  as
      -----
amended  from  time  to  time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated)
      ---------------
that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA  Event" means (a) any "reportable event", as defined in Section 4043
      ------------
of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurodollar",  when  used  in reference to any Loan or Borrowing, refers to
      ----------
whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Event  of  Default"  has the meaning assigned to such term in Article VII.
      ------------------                                            -----------

     "Excluded  Taxes"  means,  with  respect  to  the Administrative Agent, any
      --------------
Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under
Section 2.15(b)), any withholding tax that is imposed on amounts payable to such
----------------
Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.13(e), except to the extent that such Foreign
                         --------------
Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.13(a).
                                                                ---------------

     "Extension  Request"  has  the  meaning  set  forth  in  Section  2.16.
      ------------------                                      -------------

     "Federal  Funds  Effective  Rate"  means, for any day, the weighted average
      -------------------------------
(rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

     "Financial  Officer"  means  the  Vice  President  of Capital Markets, the
      ------------------
chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

     "Fixed  Charge Coverage Ratio" shall mean the ratio of (a)  the Borrower's
      ----------------------------
EBITDA for the immediately preceding four (4) calendar quarters less the Capital Expenditure Reserve for such period; to (b) all of the principal due and payable and principal paid on the Borrower's Indebtedness (excluding balloon payments of principal due at the stated maturity of such Indebtedness, full loan prepayments prior to the stated maturity thereof, and any partial loan prepayments made with casualty or condemnation proceeds), plus all of the Borrower's Interest Expense, plus the aggregate of all cash dividends payable on the Borrower's or any of its Subsidiaries' preferred stock, in each case for the period used to calculate EBITDA, all of the foregoing calculated without duplication.

     "Foreign  Lender"  means  any  Lender that is organized under the laws of a
      ---------------
jurisdiction other than that in which the Borrower is organized. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Fund"  means any Person (other than a natural Person) that is (or will be)
      ----
engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

     "Funds From Operations" shall mean net income of the Borrower determined in
      ---------------------
accordance with GAAP, plus depreciation and amortization; provided, that there shall not be included in such calculation any gain or loss from debt restructuring and sales of property. Funds From Operations will be calculated for the four (4) calendar quarters immediately preceding the date of the calculation. Funds From Operations shall be calculated on a consolidated basis, and including (without duplication) the Equity Percentage of Funds From Operations for the Borrower's Unconsolidated Affiliates.

     "GAAP"  means generally accepted accounting principles in the United States
      ----
of  America,  subject  to  the  provisions  of  Section  1.04.
                                                -------------

     "Governmental  Authority"  means  the  government of  the  United States of
      -----------------------
America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Guarantee"  of  or  by  any Person (the "guarantor") means any obligation,
      ---------                                ---------
contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and
       ----------------
including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for
            --------
collection or deposit in the ordinary course of business, and shall not include guaranties or contingent liabilities under operating leases customarily undertaken or incurred by Borrower or any Subsidiary in the ordinary course of business as either landlord or tenant.

     "Guarantor"  means Weingarten Nostat, Inc., a Texas corporation, Weingarten
      ---------
Realty Management Company, a Texas corporation, WRI/Post Oak, Inc., a Texas corporation, WRI/7080 Express Lane, Inc., a Texas corporation, Weingarten/Lufkin, Inc., a Texas corporation, WRI/Pembroke, Ltd., a Texas limited partnership, Market at Town Center-Sugar Land Partnership, a Texas general partnership, South Padre Drive L.P., a Texas limited partnership, and any other Person who from time to time has executed a Guaranty as required by the terms of this Agreement, and any other Person who from time to time guarantees payment of the Revolving Credit Facility.

     "Guaranty"  means a guaranty in the form  of  Exhibit  C  attached  hereto.
      --------                                    ----------

     "Hazardous  Materials"  means  all  explosive  or radioactive substances or
      --------------------
wastes and all hazardous or toxic substances or wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Hedging  Agreement"  means any interest rate protection agreement, foreign
      ------------------
currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "Historical  Value"  shall  mean  the  purchase  price  of  Real  Property
      -----------------
(including improvements) and ordinary related purchase transaction costs, plus the cost of subsequent capital improvements (including construction costs for property under construction or development) made by the Borrower, less any provision for losses, all determined in accordance with GAAP. If the Real Property is purchased as a part of a group of properties, the Historical Value shall be calculated based upon a reasonable allocation of the aggregate purchase price by the Borrower for all purposes, and consistent with GAAP.

     "Indebtedness"  of  any  Person  means,  without  duplication,  (a)  all
      ------------
obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (k) all obligations contingent or otherwise, of such Person with respect to any Hedging Agreements (calculated on a mark-to-market basis as of the reporting date), however, in the case of more than one Hedging Agreement with the same counterparty, the obligation shall be netted, and (l) payments received in consideration of sale of an ownership interest in Borrower when the interest so sold is determined, and the date of delivery is, more than one (1) month after receipt of such payment and only to the extent that the obligation to deliver such interest is not payable solely in such interest of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness shall be calculated on a consolidated basis in accordance with GAAP, and including (without duplication) the Equity Percentage of Indebtedness for the Borrower's Unconsolidated Affiliates.

     "Indemnified  Taxes"  means  Taxes  other  than  Excluded  Taxes.
      ------------------

     "Index  Debt"  means senior, unsecured, long-term indebtedness for borrowed
      -----------
money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

     "Industrial  Property"  means  Real  Property  that  is  used primarily for
      --------------------
service center/light industrial/bulk warehouse (not heavy manufacturing) purposes.

     "Interest Coverage Ratio" shall mean the ratio of (a) the Borrower's EBITDA
      ------------------------
for the immediately preceding four (4) calendar quarters to (b) all of the Borrower's Interest Expense for the period used to calculate EBITDA.

     "Interest  Election  Request" means a request by the Borrower to convert or
      ---------------------------
continue  a  Borrowing  in  accordance  with  Section  2.05.
                                              -------------

     "Interest  Expense"  shall  mean  all  of  a  Person's  paid,  accrued  or
      -----------------
capitalized interest expense on such Person's Indebtedness (whether direct, indirect or contingent, and including, without limitation, interest on all convertible debt), and including (without duplication) the Equity Percentage of Interest Expense for the Borrower's Unconsolidated Affiliates.

     "Interest  Payment  Date" means the first  Business Day of  each  calendar
      -----------------------
quarter.

     "Interest  Period"  means  with  respect  to  any Eurodollar Borrowing, the
      ----------------
period commencing on the date of such Borrowing and ending (a) on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, or (b) seven or fourteen days thereafter for no more than six (6) Eurodollar Borrowings outstanding at one time, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a
       --------
Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Lenders"  means  the  Persons listed on Schedule 2.01 and any other Person
      -------                                 -------------
that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

     "LIBO  Rate"  means,  with  respect  to  any  Eurodollar  Borrowing for any
      ----------
Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such
                                                 ---------
Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien"  means,  with respect to any asset, (a) any mortgage, deed of trust,
      ----
lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan  Documents"  means  this  Agreement,  the Notes, any Guaranty and all
      ---------------
other instruments, agreements and written obligations executed and delivered by any of the Credit Parties in connection with the transactions contemplated hereby.

     "Loans"  means  the  loans  made by the Lenders to the Borrower pursuant to
      -----
this  Agreement,  and  "Loan"  means  each Lender's Loan or the aggregate of all
                        ----
Lender's  Loans  made  pursuant  to  this  Agreement,  as  applicable.

     "Material  Adverse  Effect"  means  a  material  adverse  effect on (a) the
      -------------------------
business, assets, operations, or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Credit Parties (as a whole) to perform their obligations under the Loan Documents or
(c) the rights of or benefits available to the Lenders under the Loan Documents.

     "Material  Indebtedness"  means  Indebtedness  (other  than  the  Loans and
      ----------------------
Non-recourse Debt), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the other Credit Parties in an aggregate principal amount exceeding $10,000,000.

     "Maturity  Date"  means  November  21, 2003, as the same may be extended in
      --------------
accordance  with  Section  2.16.
                  -------------

     "Maximum  Rate"  shall  have  the  meaning  set  forth  in  Section  9.13.
      -------------                                              -------------

     "Minority  Subsidiary"  means  a Subsidiary whose accounts are consolidated
      --------------------
with those of its parent (as defined in the definition of Subsidiary) as provided in the definition of Subsidiary, but the parent (a) does not own the minimum amount set forth in clause (a) of the definition of Subsidiary, or (b) does not Control the Subsidiary as set forth in clause (b) of the definition of Subsidiary.

     "Moody's"  means  Moody's  Investors  Service,  Inc.
      -------

     "Multiemployer  Plan"  means  a  multiemployer  plan  as defined in Section
      ------------------
4001(a)(3)  of  ERISA.

     "Net  Operating Income" shall mean, for any income producing operating Real
      ----------------------
Property, the difference between (a) any rentals (other than those paid or payable other than in cash), proceeds and other income received from such property, including all pass-through reimburseables (to the extent the expense being reimbursed is included as an expense in clause (b) below) and percentage
                                                ----------
rent (but excluding security or other deposits, early lease termination or other penalties, or other income of a non-recurring nature) during the determination period, less (b) an amount equal to all costs and expenses (excluding interest
         ----
expense and any expenditures that are capitalized in accordance with GAAP) incurred as a result of, or in connection with, or properly allocated to, the operation or leasing of such property during the determination period; provided, however, that the amount for the expenses for the management of a property included in clause (b) above shall be set at three percent (3%) of the amount
              -----------
provided  in  clause  (a)  above.  Net Operating Income shall be calculated on a
              -----------
consolidated basis in accordance with GAAP, and including (without duplication) the Equity Percentage of Net Operating Income for the Borrower's Unconsolidated Affiliates.

     "Net  Worth"  means Total Asset Value less Indebtedness  of  the  Borrower.
      ----------

     "Non-recourse  Debt"  means  any  Indebtedness  the  payment  of  which the
      ------------------
Borrower or any of its Subsidiaries is not obligated to make other than to the extent of any security therefor and customary carve-outs, including, without limitation, fraud, criminal activity, misapplication of funds, ad valorem taxes, and environmental matters.

     "Note"  means  a  promissory  note in the form attached hereto as Exhibit D
      ----                                                             ---------
payable to a Lender evidencing certain of the obligations of the Borrower to such Lender and executed by Borrower, as the same may be amended, supplemented, modified or restated from time to time; "Notes" means, collectively, all of such
                                         -----
Notes  outstanding  at  any  given  time.

     "Occupancy  Level"  means  the  occupancy  level of a Real Property that is
      ---------------
leased to bona fide tenants not Affiliates of any Credit Party or the subject property manager (or any of their respective Affiliates) paying rent under written leases, based on the square feet of occupancy at the time of determination.

     "Other  Taxes"  means  any  and  all present or future stamp or documentary
      ------------
taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

     "PBGC"  means  the  Pension  Benefit  Guaranty  Corporation referred to and
      ----
defined  in  ERISA  and  any  successor  entity  performing  similar  functions.

     "Permitted  Encumbrances"  means:
      -----------------------

     (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;
                                 -------------

     (b) carriers', warehousemen's, mechanics', materialmen's, workers', repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;
                                                 -------------

     (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

     (d) deposits to secure the performance of bids, trade contracts, purchase, construction or sales contracts and similar obligations, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

     (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (j)of Article VII;
                          -----------    ------------

     (f) easements, outstanding mineral and royalty interests, building setback lines, maintenance liens, use restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

     (g) uniform commercial code protective filings with respect to personal property leased to the Borrower or any Subsidiary; and

     (h)     landlords'  liens  for rent not yet due and payable;

provided  that  the  term  "Permitted  Encumbrances"  shall not include any Lien
--------
securing  Indebtedness  consisting  of  borrowed  money.

     "Permitted  Investments"  means:
      ----------------------

     (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

     (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating from S&P or from Moody's of A2/P2 or better;

     (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

     (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

     (e) investments in Subsidaries and Unconsolidated Affiliates made in accordance with this Agreement;

     (f) investments in obligations of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation, with the highest credit rating obtainable from S&P or from Moody's; and

     (g)     investments  in  other  real  estate  investment  trusts.

     "Person"  means any natural person, corporation, limited liability company,
      ------
trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan"  means any employee pension benefit plan (other than a Multiemployer
      ----
Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Pool"  has  the  meaning  set  forth  in  Section  5.12.
      ----                                      -------------

     "Prime  Rate"  means the rate of interest per annum publicly announced from
      -----------
time to time by Commerzbank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "Real  Property"  means,  collectively,  all  interest  in  any  land  and
      --------------
improvements located thereon (including direct financing leases of land and improvements owned by a Person), together with all equipment, furniture, materials, supplies and personal property now or hereafter located at or used in connection with the land and all appurtenances, additions, improvements, renewals, substitutions and replacements thereof now or hereafter acquired by any Person.

     "Register"  has  the  meaning  set  forth  in  Section  9.04.
      --------                                      -------------

     "Related  Parties"  means,  with  respect  to  any  specified  Person, such
      ----------------
Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Release"  means any release, spill, emission, leaking,  pumping,  pouring,
      -------
dumping, emptying, injection, deposit, disposal, discharge, dispersal, leaching or migration on or into the indoor or outdoor environment or into or out of any property.

     "Remedial  Action" means  all  actions,  including  without  limitation any
      ----------------
capital expenditures, required or necessary to (i) clean up, remove, treat or in any other way address any Hazardous Material; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not migrate or endanger public health or the environment; (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care; or
(iv) bring facilities on any property owned or leased by the Borrower or any of its Subsidiaries into compliance with all Environmental Laws.

     "Required  Lenders"  means,  at  any  time,  Lenders  having  unpaid  Loans
      -----------------
representing at least 66-2/3% of the sum of the total unpaid Loans under this Agreement.

     "Restricted  Payment" means any dividend or other distribution (whether in
      -------------------
cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower. Notwithstanding the foregoing, (a) the use of proceeds of the issuance of capital stock to purchase or redeem capital stock, and (b) amounts paid by the Borrower to redeem the Borrower's 7.125% Series B cumulative redeemable preferred shares and Borrower's 7.0% Series C cumulative redeemable preferred shares in response to the holders' thereof requirement that the Borrower so redeem in accordance with the holders' rights, shall not be Restricted Payments.

     "Retail  Property"  means  Real  Property  that  is  used  primarily  as  a
      ----------------
retail shopping center, which may include ancillary uses such as office, medical and restaurant uses.

     "Revolving Credit Facility"  means,  the  revolving  credit facility of the
      -------------------------
Borrower under the Credit Agreement dated November 21, 2000 (as such agreement exists on the date hereof), agented by The Chase Manhattan Bank, or any refinancing or modification thereof agreed to by the Administrative Agent and the Required Lenders.

     "S&P"  means  Standard  &  Poor's  Rating  Group.
      ---

     "Secured  Debt"  means  the  Indebtedness  of  the  Borrower and any of its
      -------------
subsidiaries secured by a Lien, and (without duplication) any Indebtedness (secured and unsecured) of any Subsidiary of the Borrower that is not a Guarantor.

     "Secured  Debt  to  Total  Asset  Value  Ratio"  means the ratio (expressed
      ---------------------------------------------
as  a  percentage)  of  Secured  Debt  to  Total  Asset  Value.

     "Stabilization  Date" shall mean, with respect to a property,  the  earlier
      -------------------
of (a) twelve (12) months after substantial completion of new construction or development, and (b) the date the Occupancy Level is at least ninety percent (90%).

     "Statutory  Reserve  Rate"  means  a fraction  (expressed  as  a  decimal),
      ------------------------
the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Governmental Authority to which either Lender is subject (whichever is greater), with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "Subsidiary"  means, with respect to any Person (the "parent") at any date,
      ----------                                            ------
any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date (but excluding ownership interests accounted for under the equity method of accounting and included in clause (a) of the definition of Unconsolidated Affiliates), as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Total  Asset  Value"  means  the sum of (without duplication) (a) the
      -------------------
aggregate Value of all of Borrower's Real Property (subject to the applicable maximum investment limitations in Section 6.04), plus (b) the amount of any cash and cash equivalents, excluding tenant security and other restricted deposits of the Borrower, plus (c) investments in Unconsolidated Affiliates that are engaged primarily in the business of investment in and operation of Retail Property or Industrial Property, valued at an amount equal to the Value of each Unconsolidated Affiliate's Real Property multiplied by the Equity Percentage for that Unconsolidated Affiliate (subject to the maximum investment limitation contained in Section 6.04(c)), plus (d) investments in mortgages and notes
               ----------------
receivable permitted by Section 6.04(d) that are not then in default (calculated
                        ---------------
on the book value of the investment in accordance with GAAP) (subject to the maximum investment limitations in Section 6.04(d)). Total Asset Value for items
                                  ---------------
(a) through (d) above shall be calculated on a consolidated basis in accordance with GAAP.

     "Transactions" means the execution, delivery and  performance by the Credit
      ------------
Parties of the Loan Documents, the borrowing of Loans, the use of the proceeds thereof.

     "Type",  when used in reference to any Loan or Borrowing, refers to whether
      ----
the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

     "Unconsolidated  Affiliate"  means,  without duplication, (a) in respect of
      -------------------------
any Person, any other Person (other than a Person whose stock is traded on a national trading exchange) in whom such Person holds a voting equity or ownership interest and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person, and (b) a Minority Subsidiary.

     "Unencumbered  Interest  Coverage Ratio"  means  the  ratio  of  (a)  the
      --------------------------------------
Adjusted Net Operating Income for Real Property in the Pool for the immediately preceding four (4) calendar quarters, to (b) the Borrower's Interest Expense on all of the Borrower's Indebtedness other than Secured Debt for the period used to calculate Adjusted Net Operating Income.

     "Value"  means  the  sum  of  the  following:
      -----

     (a) for Real Property that has reached the Stabilization Date and that Borrower or Subsidiary of Borrower has owned for all of the immediately preceding six (6) calendar months, the result of dividing (i) the aggregate Net Operating Income of the subject property based on the immediately preceding six
(6) calendar months and multiplied by two (2), less the Capital Expenditure Reserve for such property, by (ii) nine and three-fourths percent (9.75%); plus

     (b) for Real Property that is completed but has not reached the Stabilization Date or that has not been owned by Borrower or a Subsidiary of Borrower for all of the immediately preceding six (6) calendar months, the Historical Value of the subject property; plus

     (c) for Real Property that is under construction or development, the Historical Value of the subject property; plus

     (d) for Real Property that is undeveloped land, the Historical Value of the subject property calculated in accordance with GAAP.

     "Withdrawal  Liability" means liability to a Multiemployer Plan as a result
      ---------------------
of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION  1.02     Classification  of Loans and Borrowings.  For purposes of
                       ---------------------------------------
this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a "Eurodollar Loan" or a "Eurodollar Borrowing").

     SECTION  1.03     Terms  Generally.  The definitions of terms herein  shall
                       ----------------
apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding mascu-line, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and

Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION 1.04     Accounting Terms; GAAP.   Except  as  otherwise  expressly
                      ---------------------
provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Without limiting the generality of the foregoing, if the Borrower changes its method of accounting to the full consolidation method of accounting for financial accounting purposes, in accordance with GAAP, the Borrower shall continue to calculate compliance with the financial covenants in this Agreement based on GAAP prior to the change, and shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered under this Agreement that show the differences between the financial statements delivered (which reflect such changes) and the basis for calculating financial covenant compliance (without reflecting such changes).

                                ARTICLE  II

                               The  Credits

     SECTION  2.01     Commitments.  Subject  to  the  terms  and conditions set
                       ----------
forth herein, each Lender agrees to make a Loan to the Borrower on the Effective Date in the amount of such Lender's Commitment. The Borrower may not prepay and reborrow the Loan.

     SECTION  2.02     Loans and Borrowings.  (a)   The failure of any Lender to
                       -------------------
make the Loan required to be made by it shall not relieve any other Lender of its obligations hereunder. Each Lender's obligation to make the Loan is several and not joint.

     (b)     Subject  to  Section 2.10, the initial Borrowing shall be comprised
                          ------------
entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation
       --------
of the Borrower to repay such Loan in accordance with the terms of this Agreement.

     (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not
                                                   --------
at  any  time be more than a total of six (6) Eurodollar Borrowings outstanding.


     (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     SECTION 2.03     Request for Borrowing.   To  request  the  Borrowing,  the
                      --------------------
Borrower shall notify the Administrative Agent of such request in writing (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York, New York time., three Business Days before the Effective Date or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York, New York time, one Business Day before the Effective Date. Such borrowing request shall specify the following information in compliance with Section 2.02:

          (i)  the  date  of  such  Borrowing,  which  shall  be a Business Day;

          (ii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

          (iii) in the case of a Eurodollar Borrowing, the Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

          (iv) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.
                                                                   ------------

If no election as to the Type of Borrowing is specified in the borrowing request, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of seven days' duration.

     SECTION  2.04     Funding  of  Borrowing.  Each Lender  shall make the Loan
                       ---------------------
to be made by it hereunder on the Effective Date by wire transfer of immediately available funds by 1:00 p.m., New York, New York time, to the account of the Administrative Agent designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York, New York and designated by the Borrower in writing, or such other account as Borrower may designate in writing.

     SECTION  2.05     Interest  Elections.  (a)  The  Borrower  may  elect  to
                       ------------------
convert a Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

     (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that the borrowing request would be required under Section 2.03 if the Borrower were
                                               ------------
requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in the form of Exhibit E attached hereto and hereby made a part hereof signed by
               ---------
the  Borrower.
     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
                                                  -------------

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of seven days' duration.

     (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Eurodollar Borrowing with an Interest Period of seven days' duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

     SECTION  2.06     Repayment of Loans; Evidence of Debt.  (a)  The  Borrower
                       -----------------------------------
hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of the Loans on the Maturity Date. The Loans shall be evidenced by the Notes, one to each Lender for such Lender's Commitment.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of the Loans made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (d)     The  entries  made in the accounts maintained pursuant to paragraph
                                                                       ---------
(b) or  (c)  of  this Section shall be prima facie evidence of the existence and
---    ---                             ----- -----
amounts  of  the  obligations recorded therein; provided that the failure of any
                                       --------
Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

     SECTION 2.07     Prepayment of Loans.  (a)  The  Borrower  shall  have  the
                      ------------------
right at any time and from time to time to prepay, without penalty, the Loans in whole or in part, subject to prior notice in accordance with paragraph (b) of this Section, and subject to Section 2.12, if applicable.

          b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 2:00 p.m., New York, New York time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 2:00 p.m., New York, New York time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid. Promptly following receipt of any such notice the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of the Loans shall be in an amount that would be permitted in the case of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of the Loans shall be applied ratably to the
    ------------
Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.09.
                                                  ------------

          (c) In connection with the prepayment of any Loan prior to the expiration of the Interest Period applicable thereto, the Borrower shall also pay any applicable expenses pursuant to Section 2.12.
                                              -------------

          (d) Amounts to be applied to the prepayment of Loans pursuant to any of the preceding subsections of this Section shall be applied, first, to reduce outstanding ABR Loans and next, to the extent of any remaining balance, to reduce outstanding Eurodollar Loans. Each such prepayment shall be applied to prepay ratably the Loans of the Lender.

     SECTION  2.08     Fees.  (a)   The  Borrower  agrees  to  pay  to  the
                       ----
Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

          (b) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

          (c) In the event that the Maturity Date is extended in accordance with the terms of Section 2.16, the Borrower agrees to pay to the Administrative
                -------------
Agent for the account of each Lender an extension fee equal to 0.20% of the aggregate unpaid principal balance of the Loan on the first effective day of each extension.

          (d) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the amount of the Commitment of such Lender during the period from and including the date of this Agreement to but excluding the date of full and final payment of all Loans. Accrued facility fees shall be payable in arrears on each Interest Payment Date, on the Maturity Date, and on such other dates that interest shall be payable pursuant to Sections 2.09(d)(ii) and (iii) hereof. All
                                      --------------------     -----
facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION  2.09     Interest.  (a)  The  Loans comprising  each ABR Borrowing
                       -------
shall bear interest at the lesser of (x) the Alternate Base Rate plus the Applicable Rate, or (y) the Maximum Rate.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the lesser of (x) the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate, or (y) the Maximum Rate.

          (c) Notwithstanding the foregoing, (A) if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, the lesser of (x) 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, or (y) the Maximum Rate, or (ii) in the case of any other amount, the lesser of (x) 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section, or (y) the Maximum Rate; and
                     -------------
(B) after the occurrence of any Event of Default, at the option of the Administrative Agent, or if the Administrative Agent is directed in writing by the Required Lenders to do so, the Loan shall bear interest at a rate per annum equal to the lesser of (x) 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, or (y) the Maximum Rate.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Maturity Date; provided that (i)
                                                               --------
interest  accrued  pursuant to paragraph (c) of this Section shall be payable on
                               -------------
demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION  2.10     Alternate  Rate  of Interest.   If  prior  to  the
                       ---------------------------
commencement of any Interest Period for a Eurodollar Borrowing: (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or (b) the Administrative Agent is advised by the Required Lenders that (i) the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period and (ii) such fact is generally applicable to its loans of this type to similar borrowers, as evidenced by a certification from such Lenders; then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective.

     SECTION  2.11     Increased  Costs.
                       ---------------
          (a)  If  any  Change  in  Law  shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

               (ii) impose on any Lender or the London interbank market any other condition (other than one relating to Excluded Taxes) affecting this Agreement or Eurodollar Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loan made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered
                  -------------    ---
to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to
                             --------
compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 60 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs
--------  -------
or reductions is retroactive, then the 60-day period referred to above shall be extended to include the period of retroactive effect thereof.

     SECTION 2.12     Break Funding Payments.  In the event of (a) the payment
                      ---------------------
of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.07(b)), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.15, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     SECTION  2.13     Taxes.
                       ----

          (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

     SECTION  2.14     Payments  Generally;  Pro Rata  Treatment;  Sharing  of
                       -------------------------------------------------------
Set-offs.
--------

          (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.11, 2.12 or 2.13, or otherwise) prior to 1:00 p.m., New York, New York time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 2 World Financial Center, New York, New York 10281-1050, except that payments pursuant to Sections 2.11, 2.12, 2.13 and 9.03 shall be made directly to the Persons entitled thereto. If the Administrative Agent receives a payment for the account of a Lender prior to 1:00 p.m., New York, New York time, such payment must be delivered to the Lender on the same day and if it is not so delivered due to the fault of the Administrative Agent, the Administrative Agent shall pay to the Lender entitled to the payment interest thereon for each day after payment should have been received by the Lender pursuant hereto until the Lender receives payment, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on its Loan resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loan and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided
                                                                        --------
that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in its Loan to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.14(d), then the Administrative Agent may, in its
                      ----------------
discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION  2.15     Mitigation  Obligations;  Replacement  of  Lenders.
                       --------------------------------------------------

          (a) Each Lender will notify the Borrower of any event occurring after the date of this Agreement which will entitle such Person to compensation pursuant to Sections 2.09 and 2.11 as promptly as practicable after it obtains
              -------------     ----
knowledge thereof and determines to request such compensation, provided that such Person shall not be liable for the failure to provide such notice. If any Lender requests compensation under Section 2.09, or if the Borrower is required
                                    ------------
to pay any additional amount to any such Person or any Governmental Authority for the account of any Lender pursuant to Section 2.11, then such Lender shall
                                            ------------
use reasonable efforts to avoid or minimize the amounts payable, including, without limitation, the designation of a different lending office for funding or booking its Loan or the assignment of its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such
Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.09 or 2.11, as the case may be, in the future and
                     --------------------
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable and documented costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b)  If any Lender requests compensation under Section 2.09, or if the
                                                         -------------
Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11,
                                                                   ------------
or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse  (in  accordance  with  and  subject  to  the restrictions contained in
Section 9.04), all its interests, rights and obligations under this Agreement to
      ------
an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower
                                                  --------
shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loan, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under

Section  2.09  or  payments  required  to be made pursuant to Section 2.11, such
-------------                                                 ------------
assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

     SECTION  2.16     Extension.
                       ---------

          (a) Subject to the provisions of this Section, the Borrower may extend the Maturity Date of the Loan two (2) times for one (1) year each time by giving written request therefor (an "Extension Request") to the Administrative Agent of
                              -----------------
the Borrower's desire to extend such term, at least ninety (90) days prior to the then existing Maturity Date. The second Extension Request may only be made after the first extension of the Maturity Date hereunder has become effective.

          (b) If the Maturity Date is extended, all of the other terms and conditions of this Agreement and the other Loan Documents (including interest payment dates) shall remain in full force and effect and unmodified, except as expressly provided for herein. The extension of the Maturity Date for each one
(1) year period is subject to the satisfaction of each of the following additional conditions for each extension:

               (i) The representations and warranties of each Credit Party set forth in this Agreement or any other Loan Document to which such Credit Party is a signatory shall be true and correct in all material respects on the date that the Extension Request is given to the Administrative Agent and on the first day of the applicable extension (except to the extent such representations and warranties relate to a specified date);

               (ii) no Default or Event of Default has occurred and is continuing on the date on which the Borrower gives the Administrative Agent the Extension Request or on the first day of the extension;

               (iii) the Borrower shall be in compliance with all of the financial covenants set forth in Article VI hereof both on the date on which the
                                 ----------
Extension Request is given to the Administrative Agent and on the first day of the extension;

               (iv) the Borrower shall have paid to the Administrative Agent all amounts then due and payable to any of the Lenders and the Administrative Agent under the Loan Documents, including the extension fee described in Section
                                                                         -------
2.08(c) hereof;
------

               (v) the Borrower shall pay for any and all reasonable out-of-pocket costs and expenses, including, reasonable attorneys' fees and disbursements, incurred by the Administrative Agent in connection with or arising out of the extension of the Maturity Date;

               (vi) no change in the business, assets, management, operations or financial condition of any Credit Party shall have occurred since the Effective Date, which change, in the judgment of the Administrative Agent, will have or is reasonably likely to have a Material Adverse Effect;

               (vii) the Borrower shall execute and deliver to Administrative Agent such other documents, financial statements, instruments, certificates, opinions of counsel, reports, or amendments to the Loan Documents as the Administrative Agent shall reasonably request regarding the Credit Parties as shall be necessary to effect such extension; and

               (viii) a written agreement evidencing the extension is signed by the Administrative Agent, the Lenders, the Credit Parties and any other Person to be charged with compliance therewith, which agreement such parties agree to execute if the extension conditions set forth above have been satisfied.

                                ARTICLE  III

                       Representations  and  Warranties
                       --------------------------------

     The Borrower represents and warrants to the Lenders and the Administrative Agent that:

     SECTION  3.01     Organization;  Powers.  Each  Credit  Party  is  duly
                       --------------------
organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

     SECTION 3.02     Authorization; Enforceability.   The  Transactions  are
                      ----------------------------
within the corporate, partnership or limited liability company powers (as applicable) of the respective Credit Parties and have been duly authorized by all necessary corporate, partnership or limited liability company action. This Agreement and the Loan Documents have been duly executed and delivered by each Credit Party which is a party thereto and constitute the legal, valid and binding obligation of each such Person, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION  3.03     Governmental Approvals; No Conflicts.   The  Transactions
                       -----------------------------------

          (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Credit Party or any of the Borrower's Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Credit Party or any of the Borrower's Subsidiaries or its assets, or give rise to a right thereunder to require any payment to be made by any Credit Party or any of the Borrower's Subsidiaries, and (d) will not result in the creation or imposition of any Lien on any asset of any Credit Party or any of the Borrower's Subsidiaries.

     SECTION  3.04     Financial  Condition;  No  Material  Adverse  Change.
                       ---------------------------------------------------

          (a) The Borrower has heretofore furnished to the Lenders financial statements (i) as of and for the fiscal year ended December 31, 2000,reported on by Deloitte & Touche LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2001, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) Since March 31, 2001, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

     SECTION  3.05     Properties.
                       ----------

          (a) Subject to Liens permitted by Section 6.02, each of the Borrower and its Subsidiaries has title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to the Borrower's business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (c) All components of all improvements included within the Real Property owned or leased, as lessee, by any Credit Party, including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good working order and repair, subject to such exceptions which are not reasonably likely to have, in the aggregate, a Material Adverse Effect. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Real Property owned or leased by any Credit Party are installed and operating and are sufficient to enable the Real Property to continue to be used and operated in the manner currently being used and operated, and no Credit Party has any knowledge of any factor or condition that reasonably could be expected to result in the termination or material impairment of the furnishing thereof, subject to such exceptions which are not likely to have, in the aggregate, a Material Adverse Effect. No improvement or portion thereof is dependent for its access, operation or utility on any land, building or other improvement not included in the Real Property owned or leased by the Borrower or its Subsidiaries, other than for access provided pursuant to a recorded easement or other right of way establishing the right of such access subject to such exceptions which are not likely to have, in the aggregate, a Material Adverse Effect.

          (d) All franchises, licenses, authorizations, rights of use, governmental approvals and permits (including all certificates of occupancy and building permits) required to have been issued by Governmental Authority to enable all Real Property owned or leased by Borrower or any of its Subsidiaries to be operated as then being operated have been lawfully issued and are in full force and effect, other than those which the failure to obtain in the aggregate could not be reasonably expected to have a Material Adverse Effect. No Credit Party is in violation of the terms or conditions of any such franchises, licenses, authorizations, rights of use, governmental approvals and permits, which violation would reasonably be expected to have a Material Adverse Effect.

          (e) None of the Credit Parties has received any notice or has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any Real Property owned or leased by Borrower or any of its Subsidiaries or any part thereof, or any proposed termination or impairment of any parking at any such owned or leased Real Property or of any sale or other disposition of any Real Property owned or leased by Borrower or any of its Subsidiaries or any part thereof in lieu of condemnation, which in the aggregate, are reasonably likely to have a Material Adverse Effect.

          (f) Except for events or conditions not reasonably likely to have, in the aggregate, a Material Adverse Effect, (i) no portion of any Real Property owned or leased by Borrower or any of its Subsidiaries has suffered any material damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its condition prior to such casualty, and (ii) no portion  of  any  Real  Property  owned  or  leased  by  Borrower  or any of its
Subsidiaries is located in a special flood hazard area as designated by any federal Government Authorities or any area identified by the insurance industry or other experts acceptable to the Administrative Agent as an area that is a high probable earthquake or seismic area, except as set forth on Schedule
                                                                        --------
3.05(f).
-------

     SECTION  3.06     Intellectual Property.  To the knowledge  of  each Credit
                       --------------------
Party, such Credit Party owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by such Credit Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. To the knowledge of each Credit Party, there are no material slogans or other advertising devices, projects, processes, methods, substances, parts or components, or other material now employed, or now contemplated to be employed, by any Credit Party with respect to the operation of any Real Property, and no claim or litigation regarding any slogan or advertising device, project, process, method, substance, part or component or other material employed, or now contemplated to be employed by any Credit Party, is pending or threatened, the outcome of which could reasonably be expected to have a Material Adverse Effect.

     SECTION  3.07     Litigation  and  Environmental  Matters.
                       ---------------------------------------

          (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting any Credit Party or any of the Borrower's Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect :

               (i) to the knowledge of the Credit Parties, all Real Property leased or owned by Borrower or any of its Subsidiaries is free from contamination by any Hazardous Material, except to the extent such contamination could not reasonably be expected to cause a Material Adverse Effect;

               (ii) to the knowledge of the Credit Parties, the operations of Borrower and its Subsidiaries, and the operations at the Real Property leased or owned by Borrower or any of its Subsidiaries are in compliance with all applicable Environmental Laws, except to the extent such noncompliance could not reasonably be expected to cause a Material Adverse Effect;

               (iii) neither the Borrower nor any of its Subsidiaries have known liabilities with respect to Hazardous Materials and, to the knowledge of each Credit Party, no facts or circumstances exist which could reasonably be expected to give rise to liabilities with respect to Hazardous Materials, in either case, except to the extent such liabilities could not reasonably be expected to have a Material Adverse Effect;

               (iv) neither the Real Property currently leased or owned by Borrower nor any of its Subsidiaries, nor, to the knowledge of any Credit Party,
(x) any predecessor of any Credit Party, nor (y) any of Credit Parties' Real Property owned or leased in the past, nor (z) any owner of Real Property leased or operated by Borrower or any of its Subsidiaries, are subject to any outstanding written order or contract, with any Governmental Authority or other Person, or to any federal, state, local, foreign or territorial investigation of which a Credit Party has been given notice respecting (A) Environmental Laws,
(B) Remedial Action, or (C) the Release or threatened Release of any Hazardous Material, in each case, except to the extent such written order, contract or investigation could not reasonably be expected to have a Material Adverse Effect;

               (v) none of the Credit Parties is subject to any pending legal proceeding alleging the violation of any Environmental Law nor, to the knowledge of each Credit Party, are any such proceedings threatened, in either case, except to the extent any such proceedings could not reasonably be expected to have a Material Adverse Effect;

               (vi) neither the Borrower nor any of its Subsidiaries nor, to the knowledge of each Credit Party, any predecessor of any Credit Party, nor to the knowledge of each Credit Party, any owner of Real Property leased by Borrower or any of its Subsidiaries, have filed any notice under federal, state or local, territorial or foreign law indicating past or present treatment, storage, or disposal of or reporting a Release of Hazardous Material into the environment, in each case, except to the extent such Release of Hazardous Material could not reasonably be expected to have a Material Adverse Effect;

               (vii) none of the operations of the Borrower or any of its Subsidiaries or, to the knowledge of each Credit Party, of any owner of premises currently leased by Borrower or any of its Subsidiaries or of any tenant of premises currently leased from Borrower or any of its Subsidiaries, involve or previously involved the generation, transportation, treatment, storage or disposal of hazardous waste, as defined under 40 C.F.R. Part 261.3 (in effect as of the date of this Agreement) or any state, local, territorial or foreign equivalent, in violation of Environmental Laws, except to the extent the same could not readily be expected to have a Material Adverse Effect; and

               (viii) to the knowledge of the Credit Parties, there is not now, nor has there been in the past (except, in all cases, to the extent the existence thereof could not reasonably be expected to have a Material Adverse

Effect), on, in or under any Real Property leased or owned by Borrower or any of its Subsidiaries, or any of their predecessors (A) any underground storage tanks or surface tanks, dikes or impoundments (other than for surface water); (B) any friable asbestos-containing materials; (C) any polychlorinated biphenyls; or (D) any radioactive substances other than naturally occurring radioactive material.

          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

     SECTION  3.08     Compliance  with  Laws  and  Agreements.  Each  of  the
                       --------------------------------------
Credit Parties is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

     SECTION  3.09     Investment  and  Holding  Company  Status.  Neither any
                       ----------------------------------------
of the Credit Parties nor any of the Borrower's Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION  3.10     Taxes.  Each  Credit  Party  and  each of  the Borrower's
                       ----
Subsidiaries that Borrower Controls has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     SECTION  3.11     ERISA.  No  ERISA Event has occurred or is reasonably
                       ----
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Plans.

     SECTION  3.12     Disclosure.  The Borrower has disclosed or made available
                       ----------
to the Lenders all agreements, instruments and corporate or other restrictions to which it, any other Credit Party, or any of its Subsidiaries is subject, and all other matters known to it, that, in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     SECTION  3.13     Insurance.  Borrower has provided to Administrative Agent
                       --------
an insurance schedule which accurately sets forth, in all material respects, as of the Effective Date all insurance policies and programs currently in effect with respect to the assets and business of Borrower and its Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof and (v) the expiration date thereof. Such insurance policies and programs (or such other similar policies as are permitted pursuant to Section 5.06) are currently in full force and effect, and, together with payment by the insured of scheduled deductible payments, are in amounts sufficient to cover the replacement value of the respective assets of the Borrower and its Subsidiaries.

     SECTION  3.14     Margin  Regulations.  The  Borrower is not engaged in the
                       ------------------
business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), and no proceeds of any Loan will be used to purchase or carry any margin stock.

     SECTION  3.15     Subsidiaries.  As of the Effective Date, the Borrower has
                       -----------
only the Subsidiaries listed on Schedule 3.15 attached hereto. Each of the Borrower's Subsidiaries that is a corporation other than Weingarten Investments Inc. is a "qualified REIT subsidiary" under Section 856 of the Code.

                                ARTICLE  IV

                                Conditions

     SECTION  4.01     Effective  Date.  The  obligations of the Lenders to make
                       ---------------
the Loans shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

          (a) The Administrative Agent (or its counsel) shall have received from each Credit Party either (i) a counterpart of this Agreement and all other Loan

Documents to which it is party signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of each such Loan Document other than the Notes) that such party has signed a counterpart of the Loan Documents, together with copies of all Loan Documents.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Dow, Cogburn & Friedman, P.C., Texas counsel for the Borrower, covering such matters relating to the Credit Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Credit Parties, the authorization of the Transactions and any other legal matters relating to the Credit Parties, this Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received a Compliance Certificate, dated the date of this Agreement and signed by a Financial Officer of the Borrower, in form and substance satisfactory to the Administrative Agent.

          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder. The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

                                ARTICLE  V

                          Affirmative  Covenants
                          ----------------------

     Until the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

     SECTION  5.01   Financial Statements; Ratings Change and Other Information.
                     -----------------------------------------------------------
The  Borrower  will  furnish  to  the  Administrative  Agent  and  each  Lender:

          (a) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte & Touche LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (the "Compliance Certificate") in the form of Exhibit B attached hereto;
       -----------------------                       ----------

          (d) promptly after the same become publicly available for Forms 10-K and 10-Q described below, and upon written request for items other than Forms 10-K and 10-Q described below, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission (including registration statements and reports on Form 10-K, 10-Q and 8-K (or their equivalents)), or any Govern-mental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its share-holders generally, as the case may be;

          (e) promptly after Moody's or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change;

          (f) concurrently with any delivery of financial statements under clause (a) above (or earlier if prepared and completed earlier by the Borrower)
-----------
a current capital plan of the Borrower and its Subsidiaries (based on the Borrower's good faith estimates and projections) for the next four (4) calendar quarters including projected sources and uses of funds (including dividend and debt payments); and

          (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Credit Party or any Subsidiary of the Borrower, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may reasonably request.

     SECTION  5.02     Financial  Tests.  The  Borrower shall have and maintain,
                       ----------------
on a consolidated  basis  in  accordance  with  GAAP:

          (a) a Secured Debt to Total Asset Value Ratio no greater than thirty-five percent (35%) at all times;

          (b) an Interest Coverage Ratio of not less than 2.25:1.00 at all times;

          (c) a Fixed Charge Coverage Ratio of not less than 1.75:1.00 at all times;

          (d)  a  Net  Worth  of  at  least  Nine  Hundred Fifty Million Dollars
($950,000,000), plus fifty percent (50%) of the net proceeds (gross proceeds less reasonable and customary costs of sale and issuance paid to Persons not Affiliates of any Credit Party) received by the Borrower at any time from the issuance of capital stock of the Borrower after the date of this Agreement, at all times;

          (e) an Unencumbered Interest Coverage Ratio of not less than 2.25:1.00 at all times; and

          (f) a Debt to Total Asset Value Ratio no greater than fifty-five percent (55%) at all times.

     SECTION  5.03     Notices  of Material Events.  The Borrower will furnish
                       --------------------------
to the Administrative Agent and each Lender written notice of the following promptly after it becomes aware of same:

          (a)  the  occurrence  of  any  Default;

          (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

          (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $10,000,000;

          (d) any requested waiver under or amendment of the Revolving Credit Facility; and

          (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     SECTION  5.04     Existence;  Conduct  of Business.  The Borrower will, and
                       --------------------------------
will cause each of its Subsidiaries that it Controls to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under
Section 6.03. The Borrower will maintain at least one class of common shares of the Borrower having trading privileges on the New York Stock Exchange.

     SECTION 5.05     Payment of Obligations.  The Borrower will, and will cause
                      ----------------------
each  of  its  Subsidiaries that it Controls to, pay its obligations, including

Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     SECTION  5.06     Maintenance of Properties; Insurance.  The Borrower will,
                       ------------------------------------
and will cause each of its Subsidiaries that it Controls to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are set forth in the schedule provided pursuant to
Section 3.13, or as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

     SECTION  5.07     Books  and  Records;  Inspection  Rights.
                       ----------------------------------------

          (a) The Borrower will, and will cause each of its Subsidiaries that it Controls to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. (b) The Borrower will, and will cause each of its Subsidiaries that it Controls to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice and subject to rights of tenants, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.


     SECTION  5.08     Compliance  with Laws.  The Borrower will, and will cause
                       ---------------------
each of its Subsidiaries that it Controls to, comply with all laws, rules, regulations and orders of any Governmental Authority (a) applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (b) required to maintain, and will at all times qualify as and maintain, its status as a real estate investment trust under Section 856(c)(1) of the Code.

     SECTION  5.09     Use  of  Proceeds.  The  proceeds of the Loan will be
                       -----------------
used for general corporate purposes including acquisition, development and enhancement of Real Property. No part of the proceeds of the Loan will be used, whether directly or indirectly, for financing, funding or completing the hostile acquisition of publicly traded Persons or for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

     SECTION  5.10     Fiscal  Year.  The  Borrower shall maintain as its fiscal
                       -----------
year  the  twelve  (12)-month  period  ending  on  December  31  of  each  year.

     SECTION  5.11     Environmental  Matters.
                       ----------------------

          (a) Borrower shall comply and shall cause each of its Subsidiaries that it Controls and each Real Property owned or leased by such parties to comply in all material respects with all applicable Environmental Laws currently or hereafter in effect, except to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect.

          (b) If the Administrative Agent or the Required Lenders at any time have a reasonable basis to believe that there may be a material violation of any Environmental Law related to any Real Property owned or leased by Borrower or any of its Subsidiaries that it Controls, or Real Property adjacent to such Real Property, which could reasonably be expected to have a Material Adverse Effect , then Borrower agrees, upon request from the Administrative Agent, to provide the Administrative Agent, at the Borrower's expense, with such reports, certificates, engineering studies or other written material or data as the Administrative Agent or the Required Lenders may reasonably require so as to reasonably satisfy the Administrative Agent and the Required Lenders that any Credit Party or Real Property owned or leased by them is in material compliance with all applicable Environmental Laws.

          (c) Borrower shall, and shall cause each of its Subsidiaries that it Controls to, take such Remedial Action or other action as required by Environmental Law or any Governmental Authority

     SECTION  5.12     Property Pool.  A.  The Borrower will at all times own
                       -------------
(in fee simple title, through an Eligible Ground Lease, or (subject to Subsection C below) in a Subsidiary of Borrower) a pool (the "Pool") of Real Property assets that are not subject to a Lien in any manner, other than Permitted Encumbrances, with an aggregate Value equal to at least one hundred eighty-five percent (185%) of the Borrower's Indebtedness other than Secured Debt outstanding from time to time, with the following characteristics:

          (a) assets in the Pool shall be completed income producing Retail Property or Industrial Property with parking consistent with market conditions that will accommodate full occupancy of the building; provided, however, that the River Pointe Apartment project in Conroe, Texas may be included in the Pool if it satisfies the other requirements of this section, and its Value shall be determined using a Capital Expenditure Reserve of $200.00 per apartment unit;

          (b) each individual property must have signed leases with bonafide tenants not Affiliates of the Borrower or any of its Subsidiaries covering at least eighty percent (80%) of the net rentable space in such property, as of the date of determination of the Value of the Pool;

          (c)  (i)  except  for the property listed on Schedule 5.12(c) attached
                                               ----------------
hereto, the Borrower must have received Phase I environmental reports from third party independent consultants for each property in, or to be added to, the Pool that do not disclose any adverse material environmental conditions, and (ii) the Borrower must be able to make the representations and warranties in Section 3.05
                                                                    ------------
as  to  each  property  in,  or  to  be  added  to,  the  Pool;

          (d) the property is not subject to or affected by any limiting agreement described in Section 6.08(a); and
                          ----------------

          (e) the Occupancy Level of the Pool in the aggregate must be at least eighty-five percent (85%) as of the date of determination of the Value of the Pool.

As  of  the  Effective  Date  the  Real Property assets included in the Pool are listed  on  Schedule  5.12.A  attached  hereto.
            ----------------

If requested by the Administrative Agent, the Borrower will provide to the Administrative Agent written assessments from third party independent environmental consultants for all Pool properties acquired after the date of this Agreement. If the Administrative Agent determines that there are material environmental conditions existing on or risks to such properties, the properties will be excluded from the Pool.

     B.     Notwithstanding the foregoing, at all times the maximum value of the
            -----------------------------
Pool that consists of Eligible Ground Leases is ten percent (10%) of the value of the Pool.

     C. Real Property to be included in the Pool may be owned by a Subsidiary of the Borrower if:

          (a) it is owned by either (i) a wholly owned Subsidiary of the Borrower, or (ii) if not a wholly owned Subsidiary then (1) the value of the Real Property owned by such Subsidiary ("Partial Subsidiary Real Property") to be used in the calculation of the Value of the Pool shall be as provided in the definition of Value multiplied by the Equity Percentage of the Subsidiary owned by the Borrower, (2) the maximum value of the Pool that consists of Partial Subsidiary Real Property cannot be greater than ten percent (10%) of the value of the Pool, and (3) the Borrower must own at least 66-2/3% of the indicia of ownership of such Subsidiary and control all major decisions of such Subsidiary; and

          (b) the Subsidiary owning the Real Property executes a guaranty and delivers to the Administrative Agent such Subsidiary's organizational documents and current certificates of existence and good standing for the state in which it is organized.

     D. If the Borrower requests inclusion of assets in the Pool that do not meet the requirements of this Section, then such assets may only be included in the Pool upon the prior written approval of the Required Lenders; provided, however that the requirements of Section 5.12.C(b) may not be waived without the
                                 -----------------
prior  written  approval  of  all  of  the  Lenders.

     SECTION  5.13     Guaranties.  In addition to any Guaranty required  to  be
                       ----------
executed pursuant to Section 5.12, each wholly owned Subsidiary of Borrower now or hereafter in existence that (a) is not a special purpose entity, or formed solely to own an interest in a special purpose entity, formed to own a single asset or group of assets in a bankruptcy remote manner, and (b) owns material unencumbered assets (as determined by the Administrative Agent), must execute and deliver to the Administrative Agent a Guaranty (within forty-five (45) days after the calendar quarter when the Subsidiary was formed or otherwise acquired for Subsidiaries formed or otherwise acquired after the Effective Date). Each Guaranty executed pursuant to Section 5.12 must remain in full force and effect so long as the related Real Property is included in the calculation of Value of the Pool. Notwithstanding the foregoing SPM/WRI Overland Park, L.P. will not be a Guarantor unless it is still a wholly owned Subsidiary of Borrower one hundred twenty (120) days after the date of this Agreement. If SPM/WRI Overland Park, L.P. is required to become a Guarantor it will then comply with the terms of this Agreement to become a Guarantor within sixty (60) days after the date of this Agreement.

     SECTION  5.14     Further  Assurances.  At any time upon the request of the
                       ------------------
Administrative Agent, Borrower will, promptly and at its expense, execute, acknowledge and deliver such further documents and perform such other acts and things as the Administrative Agent may reasonably request to evidence the Loans made hereunder and interest thereon in accordance with the terms of this Agreement.
                                ARTICLE  VI

Negative  Covenants
-------------------
     Until the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

     SECTION  6.01     Indebtedness.  The Borrower will not, and will not permit
                       -----------
any Subsidiary that it Controls to, create, incur, assume or permit to exist any Secured Debt, not including (a) Non-recourse Debt and (b) liabilities customarily excepted from nonrecourse mortgage financing, including, without limitation, fraud, criminal activity, misapplication of funds, ad valorem taxes and environmental matters, exceeding $125,000,000 at any time outstanding.

     SECTION  6.02     Liens.  The  Borrower will not create, incur, assume or
                       ----
permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except: (a) Permitted Encumbrances;
(b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i)
                                                -------------  --------
such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations (whether present or future) set forth in the governing loan documents, as of the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and
(c)     any  Lien  securing  Indebtedness  permitted  under  Section  6.01.
                                                             --------------

     SECTION  6.03     Fundamental  Changes.
                       -------------------
(a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets of the Borrower and its Subsidiaries when taken as a whole, or all or substantially all of the stock of its Subsidiaries when taken as a whole (in each case, whether now owned or here-after acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into, or consolidate with, the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person not a Credit Party may merge into, or consolidate with, any Subsidiary in a transaction in which the surviving entity is a Subsidiary, (iii) any Subsidiary not a Credit Party may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Subsidiary, (iv) any Subsidiary not a Credit Party may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders, (v) any Subsidiary which is a Credit Party may merge into (or consolidate with) or liquidate or dissolve into, any other Subsidiary which is a Credit Party, and (vi) any Subsidiary which is a Credit Party may sell, transfer, lease or otherwise dispose of its assets to Borrower or to any other Subsidiary which is a Credit Party; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.
(b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

     SECTION  6.04     Investments,  Loans,  Advances and Acquisitions.  The
                       ----------------------------------------------
Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, not including receivables, deposits or prepaid items, except:
(a)     Permitted  Investments;
(b)     investments  in  the  capital  stock of new or existing Subsidiaries and intercompany  loans  between  or  among  the  Borrower  and/or its Subsidiaries;
(c) investments in Unconsolidated Affiliates (valued at an amount equal to the Value of each Unconsolidated Affiliate's Real Property multiplied by the Equity Percentage for that Unconsolidated Affiliate), and in other real estate investment trusts (at market value) so long as the aggregate amount of such investments described in this clause (c) does not exceed ten percent (10%) of
                                 ----------
the Total Asset Value after giving effect to such investments; provided, however
                                                               --------  -------
that  the  investments  listed  on  Schedule  6.04  attached hereto shall not be
                                    --------------
included  for  the  purposes  of  the  ten  percent  limitation;
(d) loans, advances, and extensions of credit to Persons secured by valid and enforceable first priority liens on real estate so long as (i) the aggregate amount of such investments does not exceed ten percent (10%) of Total Asset Value, and (ii) the aggregate amount of such investments in Persons in which the Borrower or its Subsidiaries do not have an ownership interest does not exceed five percent (5%) of Total Asset Value, in each case after giving effect to such investments;
(e) undeveloped land, so long as the aggregate Historical Value of such land does not exceed ten percent (10%) of Total Asset Value, after giving effect to such investments;
(f)     Retail  Property;
(g) Real Property that is being constructed or developed to be Retail Property or Industrial Property, but is not yet completed (including such assets that such Person has contracted to purchase for development with no option to terminate the purchase agreement), so long as the aggregate Historical Value thereof does not exceed twenty percent (20%) of the Total Asset Value after giving effect to such investments;
(h) Real Property not constituting Retail Property or undeveloped land so long as the aggregate amount of such investments does not exceed twenty-five percent (25%) of Total Asset Value after giving effect to such investments;
(i) capital stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary, so long as the aggregate market value thereof does not exceed five percent (5%) of Total Asset Value after giving effect to such investments; and
(j)     mergers,  consolidations  and other transactions permitted under Section
                                                                         -------
6.03,  so  long  as  same  do  not  cause the Borrower to be in violation of any
 ---
provision  of  this  Section  6.04.
 ---
In  addition  to the foregoing, the aggregate value of the investments described
------------------------------
in clauses (c), (d), (e), (g) and (i) above shall not exceed forty percent (40%)
-  ---------------------  ---     ---
of Total Asset Value after giving effect to such investments. The loans and investments described above may be purchased or acquired, directly or indirectly, through partnerships, joint ventures, or otherwise. The calculations in this Section will be made without duplication if a loan or investment is within more than one category described in this Section.

     SECTION 6.05     Hedging Agreements.  The Borrower will not, and will not
                      -----------------
permit any of its Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

     SECTION  6.06     Restricted  Payments.  The  Borrower will  not,  and will
                       -------------------
not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, during any calendar quarter, any Restricted Payment, except (a) Restricted Payments which, when added to all Restricted Payments made during the three immediately preceding calendar quarters, do not exceed ninety-five percent (95%) of the sum of Funds From Operations plus capital gains recognized during such calendar quarter and the immediately preceding three calendar quarters, (b) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, and (c) the Borrower may make Restricted
Payments  required  to  comply  with  Section  5.08(b).

     SECTION  6.07     Transactions with Affiliates.  The Borrower will not, and
                       ---------------------------
will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by
Section  6.06.

     SECTION  6.08     Restrictive  Agreements.  The  Borrower will not, and
                       ----------------------
will not permit any Guarantor to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement (including the organizational documents of such Person) that prohibits or restricts (a) the ability of the Borrower or any Guarantor to create, incur or permit to exist any Lien upon, or sell, transfer or otherwise convey all or any part of, any of its property or assets, or (b) the ability of any Guarantor to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof, which are to the best of Borrower's knowledge, identified on Schedule 6.08 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale or other disposition of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof, and (vi) clause (a) of the foregoing shall not apply to customary provisions in joint venture and partnership agreements with Persons other than Borrower or its Affiliates restricting Liens on property owned thereby or on venture or partnership interests.

                                ARTICLE  VII

Events  of  Default
-------------------
     If  any  of  the  following  events  ("Events  of  Default")  shall  occur:
                                            -------------------
(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date  fixed  for  prepayment  thereof  or  otherwise;
(b) any Credit Party shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this
                                                              ----------
Article) payable under any Loan Documents, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of over three Business Days;
(c) any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;
(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Article V or VI other than Sections 5.05, 5.06, 5.07(a),
                        ---------------            -------------  ----  -------
5.08,  and  5.11;
----        ----
(e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified  in  clause  (a),  (b),  (d) or (m) of this Article), and such failure
               -----------------------    ---
shall continue unremedied for a period of over 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);
(f) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (f) shall not apply to secured Indebtedness that
 -------              -----------
becomes  due  as  a  result of the voluntary sale or transfer of the property or
 ----
assets  securing  such  Indebtedness;
 --
(g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or any other Subsidiary, other than a Minority Subsidiary, of the Borrower or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any other Subsidiary, other than a Minority Subsidiary, of the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)     any  Credit  Party  or  any  other  Subsidiary,  other  than  a Minority
Subsidiary, of the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for such Person or for a substantial part of its assets, (iv) file an answer admit-ting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the fore-going;
(i) any Credit Party or any other Subsidiary, other than a Minority Subsidiary, of the Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(j) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against any Credit Party, any other Subsidiary, other than a Minority Subsidiary, of the Borrower or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Person to enforce any such judgment;
(k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding (i) $5,000,000 in any year or (ii) $10,000,000 for all periods;
(l)     a  Change  in  Control  shall  occur;  or
(m) any Event of Default (as defined in the Revolving Credit Facility) under the Revolving Credit Facility (subject to Section 9.02(c) hereof);
                                                ----------------
then,  and  in  every such event (other than an event described in clause (g) or
                                                                   ----------
(h)  of this Article), and at any time thereafter during the continuance of such
  -
event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take some or all of the following actions, at the same or different times: (i) declare the Loans then out-standing to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (ii) exercise any other rights or remedies provided under this Agreement or any other Loan Document, or any other right or remedy available by law or equity; and in case of any event described in clause
                                                                          ------
(g)  or  (h)  of  this  Article,  the  principal  of the Loans then outstanding,
---      ---
together with accrued interest thereon and all fees and other obligations of the
---
Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                ARTICLE  VIII

The  Administrative  Agent
--------------------------
     Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing,
(a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth herein, the
              -------------
Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request  of  the  Required  Lenders  (or  such other number or percentage of the
Lenders  as  shall  be  necessary under the circumstances as provided in Section
                                                                         -------
9.02)  or in the absence of its own gross negligence or willful misconduct.  The
   -
Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm
                           ----------
receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, with the approval of Borrower (provided no Default has occurred and is continuing), which approval shall not be unreasonably withheld, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the
                                   ------------
benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                                ARTICLE  IX

Miscellaneous
-------------

     SECTION  9.01     Notices.  Except  in  the  case  of  notices  and  other
                       ------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(a) if to the Borrower, to it at 2600 Citadel Plaza Drive, P. O. Box 924111, Houston, Texas 77292, Attention: Steve Richter (Telecopy No. 713/868-6981); with a copy to Weingarten Realty Investors, 2600 Citadel Plaza Drive, P. O. Box 924111, Houston, Texas 77292, Attention: Linda Kubena (Telecopy
     No. 713/868-6981); with a copy to Dow, Cogburn & Friedman, P.C., 9 Greenway Plaza, Suite 2300, Houston, Texas 77046, Attention: Melvin A. Dow (Telecopy No. 713/940-6099);
(b) if to the Administrative Agent, to Commerzbank AG, New York Branch, 2 World Financial Center, New York, New York 10281-1050, Attention: David Schwarz (Telephone No. 212/266-7583 and Telecopy No. 212/266-7565);
(c) if to any other Lender, to it at its address (or telecopy number) set forth on the signature pages of this Agreement, or as provided to Borrower in writing by the Administrative Agent or the Lender.
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received (or if such day is not a Business Day, on the next Business Day); (ii) if given by mail (return receipt requested), on the earlier of receipt or three (3) Business Days after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid; or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the
                                             --------
Administrative  Agent  under  Article  II shall not be effective until received.
                              -----------

     SECTION  9.02     Waivers;  Amendments.
                       -------------------
(a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.
(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no
                                                                --------
such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender affected thereby,
(iv)  change  Section  2.14(b)  or (c) in a manner that would alter the pro rata
              ----------------     ---
sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of

     "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender, (vi) except for a release by the Administrative Agent of a Guarantor whose Guaranty is no longer required pursuant to the terms of this Agreement, release any Credit Party from its obligations under the Loan
Documents, without the written consent of each Lender, or (vii) extend the Maturity Date, except as provided in Section 2.16 without the written consent of
                                     ------------
each  Lender, or (viii) increase the maximum percentage in Section 5.02(f) above
                                                           ---------------
fifty-five  percent  (55%), without the written consent of each Lender; provided
                                                                        --------
further  that  no  such  agreement  shall  amend, modify or otherwise affect the
 ------
rights or duties of the Administrative Agent hereunder without the prior written
 ----
consent  of  the  Administrative  Agent.
(c) Any waiver of a Default or an Event of Default (as each is defined in the Revolving Credit Facility) other than the payment of money and any amendments to Articles V or VI of the Revolving Credit Facility, will require a like waiver or amendment to conform this Agreement to the Revolving Credit Facility (a "Conforming Amendment") if the Administrative Agent and the Required Lenders agree to same. If the Administrative Agent and the Required Lenders do not agree to a Conforming Amendment, then, upon written notice from the Administrative Agent to the Borrower that the Administrative Agent and the Required Lenders do not agree to the Conforming Amendment, the Borrower shall have the right to pay the Loans and all other obligations it has under this Agreement or under the other Loan Documents within one hundred eighty (180) days after such notice from the Administrative Agent, and such default, waiver or amendment under the Revolving Credit Facility will not be a Default under this Agreement during such time period.

     SECTION  9.03     Expenses;  Indemnity;  Damage  Waiver.
                       ------------------------------------
(a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the
Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b) The Borrower shall indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and
           ----------
all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to
                                   --------
any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee. THE FOREGOING INDEMNITY INDEMNIFIES EACH INDEMNITEE FROM ITS OWN NEGLIGENCE.
(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this
                                                    -------------    ---
Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage,
    ----
liability  or  related  expense, as the case may be, was incurred by or asserted
    -
against  the  Administrative  Agent  in  its  capacity  as  such.
(d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.
(e) All amounts due under this Section shall be payable not later than ten days after written demand therefor.

     SECTION  9.04     Successors  and  Assigns.
                       -----------------------
(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b) Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of  the  Loan at the time owing to it); provided  that (i) except in the case of
                                        --------
an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, each of the Borrower (so long as no Default has occurred and is continuing) and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),
(ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or to an Approved Fund with respect to a Lender, or an assignment of the unpaid balance of the Loan held by the assigning Lender, the amount of the Loan of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower (so long as no Default has occurred and is continuing) and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective
                     -------------
date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.13 and 9.03). Any
                                       -------------  ----  ----     ----
assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.
                                   --------------
(c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and principal amount of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the
       --------
Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and
                                               -------------
any  written  consent  to  such  assignment  required  by  paragraph (b) of this
                                                           -------------
Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(e) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations
     -----------
under this Agreement (including all or a portion of the Loan owing to it); provided that (i) such Lender's obligations under this Agreement shall remain
     ---
unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such
                                                              --------
agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.
                                  ---------------
Subject  to  paragraph  (f)  of  this  Section,  the  Borrower  agrees that each
             --------------
Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 2.13 to
                                                 -------------  ----     ----
the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted
                         -------------
by  law, each Participant also shall be entitled to the benefits of Section 9.08
                                                                    ------------
as  though  it  were a Lender, provided such Participant agrees to be subject to
Section  2.14(c)  as  though  it  were  a  Lender.
  --------------
(f)     A Participant shall not be entitled to receive any greater payment under
Section  2.11  or  2.13  than  the applicable Lender would have been entitled to
-------------      ----
receive  with  respect to the participation sold to such Participant, unless the
----
sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.13 unless the Borrower
                                                ------------
is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.13(e) as
                                                              ---------------
though  it  were  a  Lender.
(g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security
                        --------
interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     SECTION  9.05     Survival.  All  covenants,  agreements,  representations
                  --------
and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.11, 2.12, 2.13 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.

     SECTION  9.06     Counterparts; Integration; Effectiveness.  This Agreement
                       ---------------------------------------
may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in
Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION  9.07     Severability.  Any  provision of this  Agreement  held to
                       -----------
be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION  9.08     Right  of  Setoff.  If an Event of Default shall have
                       ----------------
occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION  9.09  Governing Law; Jurisdiction   Consent to Service of Process.
                    ------------------------------------------------------------
(a) This Agreement shall be construed in accordance with and governed by the law of the State of Texas.
(b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the district courts of Harris County, Texas and of the United States District Court for the Southern District of Texas (Houston Division), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its proper-ties in the courts of any jurisdiction.
(c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or here-after have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement
                                        ------------
will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION  9.10     WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES,
                       -------------------
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREE-MENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION  9.11     Headings.  Article and  Section headings and the Table of
                       -------
Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION  9.12     Confidentiality. Each of the Administrative Agent and the
                       --------------
Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "Information" means all information received from any Credit Party relating to the Credit Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Credit Party; provided that, in the case of information received from any Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     SECTION  9.13     Interest  Rate Limitation.  Notwithstanding anything
                       ------------------------
herein to the contrary, if at any time the interest applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law (the "Maximum Rate"), the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been paid in respect of such Loan but were not payable as result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender. If, for any reason whatsoever, the Charges paid or received on the Loans produces a rate which exceeds the Maximum Rate, the Lenders shall credit against the principal of the Loans (or, if such indebtedness shall have been paid in full, shall refund to the payor of such Charges) such portion of said Charges as shall be necessary to cause the interest paid on the Loans to produce a rate equal to the Maximum Rate. All sums paid or agreed to be paid to the holders of the Loans for the use, forbearance or detention of the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this Agreement, so that the interest rate is uniform throughout the full term of this Agreement. The provisions of this Section shall control all agreements, whether now or hereafter existing and whether written or oral, between the parties hereto. On each day, if any, that Texas law establishes the Maximum Rate, the Maximum Rate shall be the "weekly ceiling" (as defined in Chapter 303 of the Texas Finance Code (the "Texas Finance Code") as
                                                       --------------------
amended) for that day. The Administrative Agent may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code by notice to the Borrower, if and to the extent permitted by the Texas Finance Code. Without notice to the Borrower or any other person or entity, the Maximum Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

     SECTION  9.14     Liability  of  Holders.  With respect to  the  incurrence
                       ---------------------
of certain liabilities hereunder and the making of certain agreements by the Borrower as herein stated, such incurrence of liabilities and such agreements shall be binding upon the Borrower only as a trust formed under the Texas Real Estate Investment Trust Act pursuant to that certain Restated Declaration of Trust dated March 23, 1988 (as amended from time to time), and only upon the assets of such Borrower. No Trust Manager or officer or holder of any beneficial interest in the Borrower shall have any personal liability for the payment of any indebtedness or other liabilities incurred by the Borrower hereunder or for the performance of any agreements made by the Borrower hereunder, nor for any other act, omission or obligation incurred by the Borrower or the Trust Managers except, in the case of a Trust Manager, any liability arising from his own willful misfeasance or malfeasance or gross negligence.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WEINGARTEN  REALTY  INVESTORS
By:
Name:
Title:

------
Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors.

COMMERZBANK  AG,  NEW  YORK  BRANCH,  individually  and as Administrative Agent,
By:
Name:
Title:

------
Signature  page  to  Credit  Agreement  with  Weingarten  Realty  Investors.

WELLS  FARGO  BANK,  NATIONAL  ASSOCIATON, individually and as Syndication Agent


By:
Name:
Title:


Address:

1000  Louisiana  Street,  4th  Floor
Houston,  Texas  77002
Attention:  Steve  May
Telephone  No.:  (713)  319-1424
Telecopy  No.:  (713)  739-1077

                                  SCHEDULE 2.01
LENDER                         LOAN  COMMITMENT
     (Percentage)
Commerzbank  AG,  New  York                    $30,000,000.00
     (60.0%)

Wells  Fargo  Bank,  National  Association               $20,000,000.00
     (40.0%)

                                SCHEDULE 3.05(F)
                           Earthquake or Seismic Area


Properties  of  Borrower and its Subsidiaries located in the State of California

                                  SCHEDULE 3.07
                                DISCLOSED MATTERS
Below is a list of major outstanding lawsuits, none of which we believe will have a Material Adverse Effect:
     Location 0038 (Lake Charles) Aletta McFatter incident 11/9/97 this is an assault case where an elderly lady allegedly had her purse snatched and held on to the purse and fell down. She had swelling of the brain, which required surgery. We have adequate Insurance Coverage and are aggressively defending. We expect success in court.

Location 0035 (Lake Charles) Mary Jessica Savoy incident 3/8/99 this is an alleged rape, which happened to one of our tenants. She was leaving work and assaulted and stabbed in the parking lot, she drove herself to the hospital. We are being sued and we have adequate Insurance Coverage and are aggressively defending and expect success in court.

                                  SCHEDULE 3.15
                              LIST OF SUBSIDIARIES


Alabama-Shepherd  Shopping  Center
----------------------------------
AN/WRI  Partnership,  Ltd.
--------------------------
ATDNL,  Inc.
------------
East  Town,  Lake  Charles  Co.
-------------------------------
Eastex  Venture
---------------
GJR/Weingarten  Little  York  Venture
-------------------------------------
GJR/Weingarten  River  Point  Venture
-------------------------------------
Jacinto  City,  Ltd.
--------------------
Lisbon  Street  Shopping  Trust
-------------------------------
Main/O.S.T.,  Ltd.
------------------
Markham  West  Shopping  Center,  L.P.
--------------------------------------
Miller  Weingarten  Realty,  LLC
--------------------------------
Nanocorp,  Inc.
---------------
NEC  Dalrock  and  SH  66,  Ltd.
--------------------------------
Northwest  Hollister  Venture
-----------------------------
Phelan  Boulevard  Venture
--------------------------
Rosenberg,  Ltd.
----------------
S/W  Albuquerque,  L.P.
-----------------------
Sheldon  Center,  Ltd.
----------------------
South  Loop  -  Long  Wayside  Company
--------------------------------------
SPM/WRI  College  Station,  L.P.
--------------------------------
SPM/WRI  Rockwall,  L.P.
------------------------
Weingarten  Properties  Trust
-----------------------------
Weingarten/Bridges  at  Smoky  Hills
------------------------------------
Weingarten/Colorado,  Inc.
--------------------------
Weingarten/Finger  Venture
--------------------------
Weingarten/Investments,  Inc.
-----------------------------
Weingarten/Miller  Elizabeth
----------------------------
Weingarten/Miller/Englewood
---------------------------
Weingarten/Miller/Fiest  Joint  Venture
---------------------------------------
Weingarten/Miller/ThornCreek  Joint  Venture
--------------------------------------------
Weingarten-Murphy,  Ltd.
------------------------
WRI  Interests,  Inc.
---------------------
WRI/Bell  Plaza,  Inc.
----------------------
WRI/Central  Plaza,  Inc.
-------------------------
WRI/Crosby  Venture
-------------------
WRI/Custer  Park,  Inc.
-----------------------
WRI/Dickinson  Venture
----------------------
WRI/Lone  Star,  Inc.
---------------------
WRI/Pavilion,  Inc.
-------------------
WRI/Regency  Park,  Inc.
------------------------
WRI/Rockwall,  Inc.
-------------------
WRI/Shopping  Centers  I,  Inc.
-------------------------------
SPM/WRI  Overland  Park,  L.P.
------------------------------
Weingarten  Nostat,  Inc.
-------------------------
Weingarten  Realty  Management  Company
---------------------------------------
WRI/Post  Oak,  Inc.
--------------------
WRI/7080  Express  Lane,  Inc.
------------------------------
Weingarten/Lufkin,  Inc.
------------------------
WRI/Pembroke,  Ltd.
-------------------
Market  at  Town  Center-Sugar  Land  Partnership
-------------------------------------------------
South  Padre  Drive,  L.P.
--------------------------
Weingarten  GS  Inc.
--------------------
Weignarten  Golden  State  Inc.
-------------------------------
WRI  Parkway  Plaza,  Inc.
--------------------------
Weingarten  Golden  State  LLC
------------------------------
WRI  GS  Partnership  LP
------------------------
Weingarten  GS  Delaware  Inc.
------------------------------

                                SCHEDULE 5.12 (C)
                POOL PROPERTIES WITHOUT ENVIRONMENTAL ASSESSMENT


                     LOC. #     DESCRIPTION     CITY     ST
0004-700     Village  Shopping  Center     Port  Arthur     TX
--------     -------------------------     ------------     --
0008-001     Heights  Plaza  Shopping  Center     Houston     TX
--------     --------------------------------     -------     --
0011-001     Sheldon  Forest  Shopping  Center     Channelview     TX
--------     ---------------------------------     -----------     --
0012-001     Westwood  Village  Shopping  Ctr.     Lafayette     LA
--------     ---------------------------------     ---------     --
0014-001     Fiesta  Market  Place     Houston     TX
--------     ---------------------     -------     --
0016-001     Harrisburg  Plaza     Houston     TX
--------     -----------------     -------     --
0017-001     Stella  Link  Shopping  Center     Houston     TX
--------     ------------------------------     -------     --
0018-700     Long  Point  Shopping  Center     Houston     TX
--------     -----------------------------     -------     --
0023-001     Lyons  Avenue  Shopping  Center     Houston     TX
--------     -------------------------------     -------     --
0024-001     Gillham  Circle     Port  Arthur     TX
--------     ---------------     ------------     --
0029-269     Market  Street  Shopping  Center     Jacinto  City     TX
--------     --------------------------------     -------------     --
0030-001     Southgate  Shopping  Center     Beaumont     TX
--------     ---------------------------     --------     --
0032-001     Texas  City  Plaza     Texas  City     TX
--------     ------------------     -----------     --
0033-001     Miracle  Corners  Shopping  Ctr.     Pasadena     TX
--------     --------------------------------     --------     --
0034-001     Bryan  Center     Bryan     TX
--------     -------------     -----     --
0035-001     Southgate  Shopping  Center     Lake  Charles     LA
--------     ---------------------------     -------------     --
0036-001     University  Plaza     Houston     TX
--------     -----------------     -------     --
0038-251     East  Town  Shopping  Center     Lake  Charles     LA
--------     ----------------------------     -------------     --
0040-001     Westwood  Shopping  Center     Shreveport     LA
--------     --------------------------     ----------     --
0041-001     New  Boston  Rd.  Shopping  Center     Texarkana     TX
--------     ----------------------------------     ---------     --
0042-001     Bellfort  Shopping  Center     Houston     TX
--------     --------------------------     -------     --
0043-001     Bellaire  Blvd  Shopping  Center     Bellaire     TX
--------     --------------------------------     --------     --
0044-001     Southgate  Shopping  Center     Shreveport     LA
--------     ---------------------------     ----------     --
0050-001     Westbury  Triangle     Houston     TX
--------     ------------------     -------     --
0055-001     Lawndale  Shopping  Center     Houston     TX
--------     --------------------------     -------     --
0056-001     Southgate  Shopping  Center     Houston     TX
--------     ---------------------------     -------     --
0057-001     Eastpark  Shopping  Center     Houston     TX
--------     --------------------------     -------     --
0059-120     Broadway  Plaza  Shopping  Ctr.     Little  Rock     AR
--------     -------------------------------     ------------     --
0061-001     Bellwood  Shopping  Center     Houston     TX
--------     --------------------------     -------     --
0062-001     Spring  Plaza  Shopping  Center     Houston     TX
--------     -------------------------------     -------     --
0064-001     Edgebrook  Shopping  Center     Houston     TX
--------     ---------------------------     -------     --
0065-001     Westchase  Mall     Houston     TX
--------     ---------------     -------     --
0066-001     Fondren  Southwest  Village     Houston     TX
--------     ---------------------------     -------     --
0069-001     Calder  Shopping  Center     Beaumont     TX
--------     ------------------------     --------     --
0070-001     Westhill  Village  Shopping  Ctr.     Houston     TX
--------     ---------------------------------     -------     --
0071-001     Park  Plaza  Shopping  Center     Lake  Charles     LA
--------     -----------------------------     -------------     --
0073-001     Food  King  Place     Galveston     TX
--------     -----------------     ---------     --
0081-001     Northbrook  Shopping  Center     Houston     TX
--------     ----------------------------     -------     --
0082-120     Geyer  Springs  Shopping  Center     Little  Rock     AR
--------     --------------------------------     ------------     --
0083-001     Crossroads  Shopping  Center     Vidor     TX
--------     ----------------------------     -----     --
0085-001     Mainland  Mall     Texas  City     TX
--------     --------------     -----------     --
0086-276     Plaza  Shopping  Ctr.  Rosenberg     Rosenberg     TX
--------     --------------------------------     ---------     --
0087-001     Park  Terrace  Shopping  Center     DeRidder     LA
--------     -------------------------------     --------     --
0088-001     Cullen  Plaza  Shopping  Center     Houston     TX
--------     -------------------------------     -------     --
0089-001     Little  York  Plaza  Shopping  Ctr     Houston     TX
--------     ----------------------------------     -------     --
0095-001     45  York  Plaza  Shopping  Center     Houston     TX
--------     ---------------------------------     -------     --
0099-001     Braeswood  Square  Shopping  Ctr.     Houston     TX
--------     ---------------------------------     -------     --
0101-001     Inwood  Village  Shopping  Center     Houston     TX
--------     ---------------------------------     -------     --
0103-001     Studemont  Shopping  Center     Houston     TX
--------     ---------------------------     -------     --
0104-001     Westmont  Shopping  Center     Beaumont     TX
--------     --------------------------     --------     --
0105-001     North  Oaks  Shopping  Center     Houston     TX
--------     -----------------------------     -------     --
0106-001     Humblewood  Shopping  Center     Houston     TX
--------     ----------------------------     -------     --
0107-120     Markham  Square  Shopping  Center     Little  Rock     AR
--------     ---------------------------------     ------------     --
0108-001     Orchard  Green  Shopping  Center     Houston     TX
--------     --------------------------------     -------     --
0110-001     10-Federal  Shopping  Center     Houston     TX
--------     ----------------------------     -------     --
0120-001     Randall's/Norchester  Village     Houston     TX
--------     -----------------------------     -------     --
0121-001     Randall's/El  Dorado     Webster     TX
--------     --------------------     -------     --
0123-001     Kroger/Fondren  Square     Houston     TX
--------     ----------------------     -------     --
0125-001     De  Vargas  Shopping  Center     Sante  Fe     NM
--------     ----------------------------     ---------     --
0126-001     Town  &  Country  Shopping  Center     Lubbock     TX
--------     ----------------------------------     -------     --
0127-001     Fiesta  Center     Houston     TX
--------     --------------     -------     --
0128-001     Portairs  Shopping  Center     Corpus  Christi     TX
--------     --------------------------     ---------------     --
0130-001     Rose-Rich  Shopping  Center     Rosenberg     TX
--------     ---------------------------     ---------     --
0131-001     Northway  Shopping  Center     Houston     TX
--------     --------------------------     -------     --
0132-120     Town  &  Country  Shopping  Center     Midwest  City     OK
--------     ----------------------------------     -------------     --
0133-001     North  Towne  Plaza     Albuquerque     NM
--------     -------------------     -----------     --
0135-120     Boulevard  Market  Place     Midwest  City     OK
--------     ------------------------     -------------     --
0136-001     Parkway  Square  Shopping  Center     College  Station     TX
--------     ---------------------------------     ----------------     --
0138-120     Evelyn  Hills  Shopping  Center     Fayetteville     AR
--------     -------------------------------     ------------     --
0139-001     Market  at  Westchase  SC     Houston     TX
--------     -------------------------     -------     --
0148-001     Randalls  Center/Kings  Crossing     Kingwood     TX
--------     --------------------------------     --------     --
0162-240     Northwest  Crossing  Centre     Houston     TX
--------     ---------------------------     -------     --
0172-120     Pueblo  Anozira  Shopping  Center     Tempe     AZ
--------     ---------------------------------     -----     --
0180-001     Valle  del  Sol  Shopping  Center     Albuquerque     NM
--------     ---------------------------------     -----------     --
0460-001     610  and  11th  Street  Warehouses     Houston     TX
--------     ----------------------------------     -------     --
0466-001     Bayshore  Plaza     Pasadena     TX
--------     ---------------     --------     --
0471-001     Southwest  Park  III     Houston     TX
--------     --------------------     -------     --
0472-001     Central  Park  North     Houston     TX
--------     --------------------     -------     --
0473-001     Cedar  Bayou  Shopping  Center     La  Marque     TX
--------     ------------------------------     ----------     --
0480-001     North  West  Park  Plaza     Houston     TX
--------     ------------------------     -------     --
0513-001     Bingle  Shopping  Center     Houston     TX
--------     ------------------------     -------     --
0520-001     Cullen  Place     Houston     TX
--------     -------------     -------     --
0523-001     Crestview     Houston     TX
--------     ---------     -------     --
0529-001     North  Triangle  Shops     Houston     TX
--------     ----------------------     -------     --
0531-001     Cypress  Station  Square     Houston     TX
--------     ------------------------     -------     --
0537-001     San  Pedro  Building     San  Antonio     TX
--------     --------------------     ------------     --
0538-001     Bandera  Village     San  Antonio     TX
--------     ----------------     ------------     --
0543-001     Steeplechase     Houston     TX
--------     ------------     -------     --
0582-001     Bellfort  SW  Shopping  Center     Houston     TX
--------     ------------------------------     -------     --
0583-001     Landmark  Shopping  Center     Houston     TX
--------     --------------------------     -------     --
0584-001     Wilcrest  SW  Shopping  Center     Houston     TX
--------     ------------------------------     -------     --
0591-001     River  Oaks  Shopping  Center     Houston     TX
--------     -----------------------------     -------     --
0605-277     North  Park  Plaza     Beaumont     TX
--------     ------------------     --------     --
0608-001     Baywood  Shopping  Center     Bay  City     TX
--------     -------------------------     ---------     --
0618-001     River  Pointe     Conroe     TX
--------     -------------     ------     --
0632-001     Porterwood  Shopping  Center     Porter     TX
--------     ----------------------------     ------     --
0634-001     Palmer  Plaza     Texas  City     TX
--------     -------------     -----------     --
0697-001     Highland  Square     Memphis     TN
--------     ----------------     -------     --
0703-700     Broadway  Shopping  Center     Galveston     TX
--------     --------------------------     ---------     --
0711-001     North  Main  Place     Houston     TX
--------     ------------------     -------     --
0738-700     Tyler  Shopping  Center     Tyler     TX
--------     -----------------------     -----     --
0742-001     Danville  Plaza  Shopping  Center     Monroe     LA
--------     ---------------------------------     ------     --
0767-120     Westgate  Shopping  Center     Little  Rock     AR
--------     --------------------------     ------------     --

                                  SCHEDULE 6.02
                                 Existing Liens

Holder     Description
------     -----------

Mortgages  and  IRB's  and  AG:

American  General  Life  Texas     WRI
Variable  Annuity  Life  Ins.     WRI
Industrial  Revenue  Bonds     Westwood  Village  Shopping  Center
Industrial  Revenue  Bonds  -  Phase  2     Westwood  Village  Shopping  Center
City  of  Houston     Harrisburg  Plaza
Hawn,  William  R.     South  Gate  Shopping  Center
Industrial  Revenue  Bonds     Park  Plaza  Shopping  Center
Industrial  Revenue  Bonds     Galveston  Place
Industrial  Revenue  Bonds     Shawnee  Village
American  Family  Ins.  Group     Kohl's  Shopping  Center
Southern  Farm  Bureau     Northaven
Southern  Farm  Bureau     Walnut  Hills
Windsor  Hills  Center  Ltd  Partnership     Windsor  Hills
Calpers     Rainbow  Plaza
La  Salle  Nat'l  Bank  (GMAC)     Rainbow  Plaza
John  Hancock     Ballwin  Plaza
AMRESCO     Central  Plaza
AMRESCO     Bell  Plaza
Lehman  Bros.  Holding     Custer  Park
Chase     San  Mateo
Chase     College  Station
New  York  Life  Insurance  Co.     ANICO
Bangor  Savings  Bank     Lisbon  Street
John  Hancock     Rainbow  Plaza  I
Prudential  Life  Insurance  Co.     Bartlette  Towne  Center  Shopping  Center
LaSalle  Bank     California  -Burnham  Portfolio
Bear,  Stearns  Funding,  Inc.     Rockwall  Market  Place

Capital  Leases:

Francisco  Center     Included  in  Secured  in  Q
College  Park  Shopping  Center     Included  in  Secured  in  Q

                                  SCHEDULE 6.04
                               CERTAIN INVESTMENTS

WEINGARTEN  REALTY  INVESTORS  50/50
JOINT  VENTURES

Project  Name     %  O/S

                                             Admin.Proj.-Alabama-Shepherd     50
                                           Admin.Proj.-Wein/Finger Ventur     50
                                               Admin.Proj.-Eastex Venture     50
                                     Sheldon Forest Shopping Center           50
                                      Market Street Shopping Center           50
                                          East Town Shopping Center           50
                                      Plaza Shopping Ctr. Rosenberg           50
                                                       K-Mart Plaza           50
                                          River Pointe Mini-Storage           50
                                           Little York Mini-Storage           50
                                           South Loop Business Park           50
                                     Alabama Shepherd Shopping Ctr.           50
                                                   North Park Plaza           50
                                      The Promenade Shopping Center           50
                                                   Bridges at Smoky Hills     50
                                                    Elizabeth Marketplace     50
                                                    City Center englewood     50
                                                               Thorncreek     50
Existing  50/50  JV's

                                  SCHEDULE 6.08
                              Existing Restrictions
Covenants and restrictions as contained in Weingarten Realty Investors shelf registration of securities for future issuances and all previously issued Medium Term Notes.

                                       A-3
HOUSTON:019643/00001:642992v6

                                CREDIT AGREEMENT
                                    EXHIBIT A
                                    ---------
                            ASSIGNMENT AND ACCEPTANCE
     Reference is made to the Credit Agreement dated as of __________, 2001 (as amended and in effect on the date hereof, the "Credit Agreement"), among Weingarten Realty Investors, the Lenders named therein and Commerzbank AG, New York Branch, as Administrative Agent for the Lenders. Terms defined in the Credit Agreement are used herein with the same meanings.
The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Loans owing to the Assignor which are outstanding on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date
(i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and the other Loan Documents and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.
This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.13(e) of the
                                                          ---------------
Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 9.04(b) of the Credit Agreement.
                                     ----------------
     This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas.

Date  of  Assignment:
Legal  Name  of  Assignor:
Legal  Name  of  Assignee:
Assignee's  Address  for  Notices:
Effective  Date  of  Assignment
("Assignment  Date"):

Principal Amount Assigned Percentage Assigned of Facility (set forth, to at least 8 decimals, as a percentage of the Facility and the aggregate unpaid Loans of all Lenders thereunder)
                  -----------
                                                                         $     %

The  terms  set forth above and on the reverse side hereof are hereby agreed to:
[Name  of  Assignor],  as  Assignor
--------------------
By:______________________________
     Name:
     Title:
[Name  of  Assignee],  as  Assignee
--------------------
By:  ______________________________
     Name:
     Title:

The  undersigned  hereby  consent  to  the  within  assignment:  1/
                                                                 -
[Name  of  Borrower],               Commerzbank  AG,  New  York  Branch,
     as  Administrative  Agent,
By:  ______________________                    By:  __________________________
     Name:                                     Name:
Title:                                Title:

                                       B-6
HOUSTON:019643/00001:642992v6

                                CREDIT AGREEMENT
                                    EXHIBIT B
                                    ---------
                         FORM OF COMPLIANCE CERTIFICATE
                         ------------------------------
                                     [Date]
Commerzbank  AG,  New  York  Branch,
as  Administrative  Agent
2  World  Financial  Center
New  York,  New  York  10281-1050
Attn:  ________________________
Re:     Weingarten  Realty  Investors
Compliance  Certificate  for  _______  through  __________
Dear  Ladies  and  Gentlemen:
     This Compliance Certificate is made with reference to that certain Credit Agreement dated as of ________________, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Weingarten Realty Investors (the "Borrower"), the financial institutions party thereto, as lenders, and Commerzbank AG, New York Branch, as Administrative Agent. All capitalized terms used in this Compliance Certificate (including any attachments hereto) and not otherwise defined in this Compliance Certificate shall have the meanings set forth for such terms in the Credit Agreement. All Section references herein shall refer to the Credit Agreement.
I hereby certify that I am the [Vice President of Capital Markets] [chief financial officer] [principal accounting officer] [treasurer] [controller] of Weingarten Realty Investors, and that I make this Certificate on behalf of the Borrower. I further represent and certify on behalf of the Borrower as follows as of the date of this Compliance Certificate:
I have reviewed the terms of the Loan Documents and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and consolidated and consolidating financial condition of the Borrower and its Subsidiaries, during the accounting period (the "Reporting Period") covered by the financial reports delivered simultaneous herewith pursuant to Section 5.01[(a)][(b)], and that such review has not disclosed the existence during or at the end of such Reporting Period (and that I do not have knowledge of the existence as at the date hereof) of any condition or event which constitutes a Default or Event of Default.
     Attached hereto as (x) Schedule A-1 is a list of the Real Property that comprises the Pool as of the last day of the Reporting Period, including identification of Partial Subsidiary Real Property, Value and Occupancy Level and (y) Schedule A-2 is a list of the Real Property assests that were identified as being in the Pool in the last Compliance Certificate and that are no longer qualified to be in the Pool as of the last day of the Reporting Period. Attached hereto as Schedule B is a schedule of the amount, maturity, interest rate and amortization requirements for the outstanding Indebtedness of Borrower and its Subsidiaries. As of the last day of the Reporting Period, the amount of Indebtedness was $_____________, the amount of Secured Debt was $_____________, and the amount of Indebtedness other than Secured Debt was $_____________.
Attached hereto as (x) Schedule C-1 is a detailed calculation of Interest Expense for the Reporting Period, which amount was $__________, (y) Schedule C-2 is a detailed calculation of Interest Expense on Indebtedness other than Secured Debt for the Reporting Period, which amount was $__________, and (z) Schedule C-3 is a detailed calculation of the Interest Expense, principal paid and due and payable on Indebtedness, and cash dividends payable on the Borrower's preferred stock for the Reporting Period, which aggregated $__________.
Attached hereto as Schedule D is a detailed calculation of EBITDA for the Reporting Period, which amount was $___________.
As  of  the  last  day  of  the  Reporting  Period:

1.     Secured  Debt  to  Total  Asset  Value  Ratio
     (a)     Indebtedness  secured  by  a  Lien,
     Subsidiary  Indebtedness  owed  to  non-Affiliate  and  any
Indebtedness  of  any  non-Guarantor  Subsidiary     $___________
     (b)     Net  Operating  Income  for  properties  that  have  reached the  Stabilization  Date  and  owned  during  the  most  recent
6  months  full  period     $___________
     (c)     Capital  Expenditure  Reserve     $___________
(d)     (b)  -  (c)   .0975     $___________
     (e)     Historical  Value  of  properties  acquired  during  the  most recent  6  months  period  or  that  are  completed  but
     have  not  reached  the  Stabilization Date                    $___________
     (f)     Historical  Value  of  properties  under  construction  or
     development  (limited  to  20%  of  Total  Asset  Value)     $___________
     (g)     Historical  Value  of  undeveloped  land     $___________
     (limited  to  10%  of  Total  Asset  Value)
     (h)     Value  ((d)  +  (e)  +  (f)  +  (g))     $___________
     (i)     Cash  and  cash  equivalents  excluding  tenant
     security  and  other  restricted  deposits     $___________
     (j)     Investments  in  real  estate  related  Unconsolidated
     Affiliates  (limited  to  10%  of  Total  Asset  Value)     $___________
     (k)     Investments  in  mortgages  and  notes  receivable
     (limited  to  10%  of  Total  Asset  Value  and  5%  of  Total
     Asset  Value  if  Borrower  has  no  ownership  interest)     $___________
(l)     Total  Asset  Value  ((h)  +  (i)  +  (j)  +  (k))     $___________
(m)     Secured  Debt  to  Total  Asset  Value  Ratio     _________%
     (as  a  percentage,  (a)   (l))
2.     Interest  Coverage  Ratio
     (a)     Borrower's  EBITDA     $___________
(b)     Interest  Expense     $___________
     (c)     Interest  Coverage  Ratio     ______  :  1.00
3.     Fixed  Charge  Coverage  Ratio  Calculation:
     (a)     Borrower's  EBITDA     $___________
(b)     Capital  Expenditure  Reserve     $___________
(attach  quarterly  average  calculation)
     (c)     (a)  -  (b)     $___________
(d)     Principal  paid  and  due  and  payable  plus  Interest  Expense
$___________
     plus  cash  dividends  on  preferred  stock
     (e)     Fixed  Charge  Coverage  Ratio  ((c)  to  (d))     _______  :  1.00
4.     Net  Worth  Calculation:
     (a)     Total  Asset  Value     $___________
(b)     Indebtedness     $___________
(c)     Net  Worth     $___________
5.     Unencumbered  Interest  Coverage  Ratio
     (a)     Net  Operating  Income  for  property  in  the  Pool,
     less  Capital  Expenditure  Reserve for each such property     $___________
     (b)     Interest  Expense  on  unsecured  debt
$___________
     (c)     Unencumbered Interest Coverage Ratio ((a) to (b))     ______ : 1.00
6.     Debt  to  Total  Asset  Value  Ratio  Calculation:
     (a)     Indebtedness     $___________
(b)     Total  Asset  Value     $___________
     (c)     Debt  to  Total  Asset  Value  Ratio     _______%
7.     Asset  Maintenance  Calculation
     (a)     (i)     Value  of  Pool
     (attach  list  of  each  Property)                         $___________
          (ii)     Outstanding  unsecured  Indebtedness     $___________
                                                                          x 1.85
                                                                        --------
          (iii)     Minimum  Value  of  Pool     $___________
     (b)     Occupancy  Level  of  the  Pool       ________%
     (c)     (i)     Value  of  Pool          $__________
     (ii)     Value  of  the  Pool  consisting  of ground leases     $__________
          (iii)     (ii)   (i),  expressed  as  a  percentage       ________%
     (d)     (i)     Value  of  Pool          $__________
     (ii)     Value  of  Partial  Subsidiary  Real  Property     $__________
          (iii)     (ii)   (i),  expressed  as  a  percentage       ________%
8.     Debt  Limitation
     Secured  Debt,  not  including  Non-recourse  Debt     $___________
9.     Investment  Limitations
     (a)     (i)     Investments  in  Unconsolidated  Affiliates
          and  other  REITS     $___________
     (ii)     Total  Asset  Value     $___________
     (iii)     (i)  (ii),  expressed  as  a  percentage       ________%
     (b)     (i)     Investments  in  mortgages  and  notes  receivable
$__________
     (ii)     Total  Asset  Value     $__________
          (iii)     (i)   (ii),  expressed  as  a  percentage       ________%
     (c)     (i)     Investments  in  mortgages  and  notes  receivable
          if  Borrower  has  no  ownership  interest     $__________
     (ii)     Total  Asset  Value     $__________
          (iii)     (i)   (ii),  expressed  as  a  percentage       ________%
     (d)     (i)     Investments  in  undeveloped  land     $__________
     (ii)     Total  Asset  Value     $__________
          (iii)     (i)   (ii),  expressed  as  a  percentage       ________%

     (e)     (i)     Investments  in  property  under  construction  or
          development          $__________
     (ii)     Total  Asset  Value     $__________
          (iii)     (i)   (ii),  expressed  as  a  percentage       ________%
     (f)     (i)     Investments  in  Real  Property  not  constituting
          Retail  Property  or  undeveloped  land     $__________
     (ii)     Total  Asset  Value     $__________
          (iii)     (i)   (ii),  expressed  as  a  percentage       ________%
     (g)     (i)     Investments  in  undeveloped  land,  Unconsolidated
          Affiliates  and  other  REITS,  property  under  construction or  development,  mortgages  and  notes  receivable
          and  certain  securities     $__________
          (ii)     Total  Asset  Value     $__________
          (iii)     (i)   (ii),  expressed  as  a  percentage       ________%
10.     Restricted  Payments
     (a)     Restricted  Payments  for  Reporting  Period  and  preceding
$__________
     3  quarters  (cannot  exceed  95%  of  (b))
     (b)     Funds  from  Operations  plus  capital  gains     $__________

     This Compliance Certificate has been executed and delivered as of the date set forth above.
     WEINGARTEN  REALTY  INVESTORS
     By:
Name:
Title:



Footnotes to Exhibit B:

     1 Alternatively, if a Default or Event of Default existed or exists, specify the nature and period of existence thereof and what action the Borrower or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto.
     2  Pursuant  to  Section  5.02(a), cannot exceed thirty-five percent  (35%)
     3  Pursuant  to  Section  5.02(b),  must  not  be  less  than 2.25 to 1.00.
     4 Pursuant to Section 5.02(c), must not be less than 1.75 to 1.00. 5 Pursuant to Section 5.02(d), must not be less than $950,000,000, plus 50%
of  the net proceeds of equity offerings after the date of the Credit Agreement.
     6  Pursuant  to  Section  5.02(e),  must  not  be  less  than 2.25 to 1.00.
     7 Pursuant to Section 5.02(f), cannot exceed fifty-five percent (55%). 8 Pursuant to Section 5.12.A(e), must not be less than eighty-five percent
(85%).
     9 Pursuant to Section 5.12.B, must not exceed ten percent (10%). 10 Pursuant to Section 5.12.C(a), must not exceed ten percent (10%).
     11  Pursuant  to  Section  6.01,  must  not  exceed  $125,000,000.
     12 Pursuant to Section 6.04(c), cannot exceed ten percent (10%) of the Total Asset Value.
     13 Pursuant to Section 6.04(d) (i), cannot exceed ten percent (10%) of Total Asset Value.
     14 Pursuant to Section 6.04(d)(ii), cannot exceed five percent (5%) of Total Asset Value.
     15 Pursuant to Section 6.04(e), cannot exceed ten percent (10%) of Total Asset Value.
     16 Pursuant to Section 6.04(g), cannot exceed twenty percent (20%) of Total Asset Value.
     17 Pursuant to Section 6.04(h), cannot exceed twenty-five percent (25%) of Total Asset Value.
     18 Pursuant to Section 6.04, cannot exceed forty percent (40%) of Total Asset Value.

                                       C-8
                                CREDIT AGREEMENT
                                    EXHIBIT C
                                    ---------
                                FORM OF GUARANTY
                                ----------------
     THIS GUARANTY dated as of _______________, 2001 executed and delivered by each of the undersigned, whether one or more, (all each a "Guarantor" and, collectively, the "Guarantors"), in favor of (a) COMMERZBANK AG, NEW YORK BRANCH, in its capacity as Administrative Agent (the "Agent") for the Lenders under that certain Credit Agreement dated as of _______________, 2001, by and among WEINGARTEN REALTY INVESTORS (the "Borrower"), the financial institutions party thereto and their assignees in accordance therewith (the "Lenders"), and the Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") and (b) the Lenders.
WHEREAS, pursuant to the Credit Agreement, the Lenders have made available to the Borrower certain financial accommodations on the terms and conditions set forth in the Credit Agreement;
WHEREAS,  each  Guarantor  is  a  [wholly  owned  Subsidiary]  of  the Borrower;
                                   -------------------------
WHEREAS, the Borrower, each Guarantor and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Agent and the Lenders through their collective efforts;
WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Agent and the Lenders making such financial accommodations available to the Borrower under the Credit Agreement and, accordingly, each Guarantor is willing to guarantee the Borrower's obligations to the Agent and the Lenders on the terms and conditions contained herein; and WHEREAS, each Guarantor's execution and delivery of this Guaranty is one of the conditions precedent to the Agent and the Lenders making, or continuing to make, such financial accommodations to the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:

Section  1.  Guaranty.   Each  Guarantor  hereby  absolutely and unconditionally
             --------
guaranties the due and punctual payment and performance of all of the following when due (collectively referred to as the "Obligations"): (a) all indebtedness and obligations owing by the Borrower to any of the Lenders or the Agent under or in connection with the Credit Agreement and any other Loan Document, including without limitation, the repayment of all principal of the Loans made by the Lenders to the Borrower under the Credit Agreement and the payment of all interest, fees, charges, reasonable attorneys fees and other amounts payable to any Lender or the Agent thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; and (c) all expenses, including, without limitation, reasonable attorneys' fees and disbursements, that are incurred by the Lenders or the Agent in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder.

Section  2.  Guaranty  of  Payment  and  Not  of Collection.  This Guaranty is a
             ----------------------------------------------
guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, the Lenders and the Agent shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy the Lenders or the Agent may have against the Borrower, any other Guarantor or any other Person or commence any suit or other proceeding against the Borrower, any other Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Guarantor or any other Person; or (c) to make demand of the Borrower, any other Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Lenders or the Agent which may secure any of the Obligations. In this connection, each Guarantor hereby waives the right of such Guarantor to require any holder of the Obligations to take action against the Borrower as provided by any legal requirement of any Governmental Authority.

Section  3.  Guaranty  Absolute.  Each Guarantor guarantees that the Obligations
             ------------------
will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any legal requirement now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent or the Lenders with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever (other than the full and final payment and performance of the Obligations), including, without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):
(a) (i) any change in the amount, interest rate or due date or other term of any of the Obligations; (ii) any change in the time, place or manner of payment of all or any portion of the Obligations; (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Credit Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Obligations; or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Credit Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Obligations or any other instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;
(b) any lack of validity or enforceability of the Credit Agreement, any of the other Loan Documents, or any other document, instrument or agreement referred to therein or evidencing any Obligations or any assignment or transfer of any of the foregoing;
(c) any furnishing to the Agent or the Lenders of any security for the Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral security for the Obligations;
(d) any settlement or compromise of any of the Obligations, any security therefor, or any liability of any other party with respect to the Obligations, or any subordination of the payment of the Obligations to the payment of any other liability of the Borrower;
(e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any other Guarantor, the Borrower or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;
(f) any nonperfection of any security interest or other Lien on any of the collateral securing any of the Obligations;
(g) any act or failure to act by the Borrower or any other Person which may adversely affect such Guarantor's subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;
(h) any application of sums paid by the Borrower or any other Person with respect to the liabilities of the Borrower to the Agent or the Lenders, regardless of what liabilities of the Borrower remain unpaid;
(i) any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof; or
(j) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Guarantor hereunder.

Section  4. Action with Respect to Obligations. The Lenders and the Agent may in
            ----------------------------------
accordance with the Credit Agreement, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder take any and all actions described in
Section  3  and  may otherwise: (a) amend, modify, alter or supplement the terms
 ---------
of any of the Obligations, including, but not limited to, extending or shortening the time of payment of any of the Obligations or the interest rate that may accrue on any of the Obligations; (b) amend, modify, alter or supplement the Credit Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Obligations; (d) release any Person liable in any manner for the payment or collection of the Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower or any other Person (including, without limitation, any other Guarantor); and (f) apply any sum, by whomsoever paid or however realized, to the Obligations in such order as the Lenders or the Agent shall elect in accordance with the Credit Agreement.

Section  5.  Representations and Warranties.  Each Guarantor hereby makes to the
             ------------------------------
Agent and the Lenders all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Credit Agreement and the other Loan Documents, as if the same were set forth herein in full.

Section  6.  Covenants.  Each Guarantor will comply with all covenants which the
             ---------
Borrower is to cause such Guarantor to comply with under the terms of the Credit Agreement or any other Loan Documents.

Section  7.  Waiver.  Each  Guarantor,  to  the  fullest  extent  permitted  by
             ------
applicable law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

Section  8.  Inability  to Accelerate Loan.  If the Agent and/or the Lenders are
             -----------------------------
prevented from demanding or accelerating payment thereof by reason of any automatic stay or otherwise, the Agent and/or the Lenders shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section  9.  Reinstatement  of  Obligations.  Each  Guarantor  agrees  that this
             ------------------------------
Guaranty shall continue to be effective or be reinstated, as the case may be, with respect to any Obligations if at any time payment of any such Obligations is rescinded or otherwise must be restored by the Agent and/or the Lenders upon the bankruptcy or reorganization of the Borrower or any Guarantor or otherwise.

Section  10.  Subrogation.  Until  all  of  the  Obligations  shall  have  been
              -----------
indefeasibly paid in full, any right of subrogation a Guarantor may have shall be subordinate to the rights of Agent and the Lenders and each Guarantor hereby waives any right to enforce any remedy which the Agent and/or the Lenders now have or may hereafter have against the Borrower, and each Guarantor hereby waives any benefit of, and any right to participate in, any security or collateral given to the Agent and the Lenders to secure payment or performance of any of the Obligations.

Section  11.  Payments  Free  and  Clear.  All  sums  payable  by each Guarantor
              --------------------------
hereunder shall be made free and clear of and without deduction for any Indemnified Taxes (as defined in the Credit Agreement) or Other Taxes (as defined in the Credit Agreement); provided that if any Guarantor shall be
                                       --------
required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; (ii) such Guarantor shall make such deductions; and (iii) such Guarantor shall pay the full amount deducted to the relevant Governmental Authority (as defined in the Credit Agreement) in accordance with applicable law.

Section  12.  Set-off.  In addition to any rights now or hereafter granted under
              -------
applicable law and not by way of limitation of any such rights, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender to or for the credit or the account of any Guarantor against any of and all the obligations of such Guarantor now or hereafter existing under this Guaranty held by such Lender then due and payable. Each Guarantor agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the applicable provisions of the Credit Agreement, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Guarantor in the amount of such participation.

Section  13.  Subordination.   Each  Guarantor  hereby  expressly  covenants and
              -------------
agrees for the benefit of the Agent and the Lenders that all obligations and liabilities of the Borrower or any other Guarantor to such Guarantor of whatever description, including without limitation, all intercompany receivables of such Guarantor from the Borrower or any other Guarantor (collectively, the "Junior Claims") shall be subordinate and junior in right of payment to all Obligations; provided, however, that payment thereof may be made so long as no Event of Default shall have occurred and be continuing. If an Event of Default shall have occurred and be continuing, then no Guarantor shall accept any direct or indirect payment (in cash, property, securities by setoff or otherwise) from the Borrower or any other Guarantor on account of or in any manner in respect of any Junior Claim until all of the Obligations have been indefeasibly paid in full.

Section 14. Avoidance Provisions.  It is the intent of each Guarantor, the Agent
            --------------------
and the Lenders that in any Proceeding, such Guarantor's maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of applicable law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the "Bankruptcy Code") and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The applicable laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders) shall be determined in any such Proceeding are referred to as the "Avoidance Provisions." Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of any Guarantor hereunder (or any other obligations of such Guarantor to the Agent and the Lenders), to be subject to avoidance under the Avoidance Provisions. This
Section is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor nor any other Person shall have any right or claim under this Section as against the Agent and the Lenders that would not otherwise be available to such Person under the Avoidance Provisions.

Section  15.  Information.   Each Guarantor assumes all responsibility for being
              -----------
and keeping itself informed of the financial condition of the Borrower, of the other Guarantors and of all other circumstances bearing upon the risk of nonpayment of any of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agent or any Lender shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

Section 16. Governing Law.  THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN
            -------------
ACCORDANCE  WITH,  THE  LAWS  OF  THE  STATE  OF  TEXAS.

Section  17.   JURISDICTION,  VENUE.
               --------------------
(a) EACH GUARANTOR AGREES THAT THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS, HOUSTON DIVISION, OR, AT THE OPTION OF THE AGENT, ANY STATE COURT LOCATED IN HARRIS COUNTY, TEXAS SHALL HAVE NONEXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY GUARANTOR, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM OR ANY COLLATERAL. EACH GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER IN ANY OTHER APPROPRIATE JURISDICTION. FURTHER, EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(b) THE FOREGOING WAIVERS HAVE BEEN MADE WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE OBLIGATIONS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS AND THE TERMINATION OF THIS GUARANTY.

Section  18.  Loan  Accounts.  The Agent may maintain books and accounts setting
              --------------
forth the amounts of principal, interest and other sums paid and payable with respect to the Obligations, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of Obligation or otherwise, the entries in such account shall be binding upon each Guarantor as to the outstanding amount of such Obligations and the amounts paid and payable with respect thereto absent manifest error. The failure of the Agent to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section  19.  Waiver  of Remedies.  No delay or failure on the part of the Agent
              -------------------
or the Lenders in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Agent or the Lenders of any such right or remedy shall preclude other or further exercise thereof or the exercise of any other such right or remedy.

Section  20.  Successors and Assigns.  Each reference herein to the Agent or the
              ----------------------
Lenders shall be deemed to include such Person's respective successors and assigns (including, but not limited to, any holder of the Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to any Guarantor shall be deemed to include the Guarantor's successors and assigns, upon whom this Guaranty also shall be binding. The Lenders and the Agent may, in accordance with the applicable provisions of the Credit Agreement, assign, transfer or sell any Obligation, or grant or sell participation in any Obligations, to any Person or entity without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying such Guarantor's obligations hereunder. Each Guarantor hereby consents to the delivery by the Agent or any Lender to any assignee, transferee or participant of any financial or other information regarding the Borrower or any Guarantor. Each Guarantor may not assign or transfer its obligations hereunder to any Person.

Section 21.  Amendments.  This Guaranty may not be amended except as provided in
             ----------
the  Credit  Agreement.

Section  22.  Payments.  All  payments  made  by  any Guarantor pursuant to this
              --------
Guaranty shall be made in Dollars, in immediately available funds to the Agent at the place and time provided for in the Credit Agreement on the date one (1) Business Day after written demand therefor to such Guarantor by the Agent.

     SECTION  23.  JOINT AND SEVERAL OBLIGATIONS.   THE  OBLIGATIONS  OF  THE
                   -----------------------------
GUARANTORS HEREUNDER AND UNDER OTHER LOAN DOCUMENTS SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR (BUT NOT ITS LIMITED PARTNERS, SHAREHOLDERS OR MEMBERS) CONFIRMS THAT IT (BUT NOT ITS LIMITED PARTNERS, SHAREHOLDERS OR
MEMBERS) IS LIABLE FOR THE FULL AMOUNT OF THE OBLIGATIONS AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER AND UNDER OTHER LOAN DOCUMENTS.

Section 24.  Notices.   All notices, requests and other communications hereunder
             -------
shall be in writing and shall be given as provided in the Loan Agreement. Each Guarantor's address for notice is set forth below its signature hereto.

Section  25.  Severability.  In  case  any  provision  of this Guaranty shall be
              ------------
invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section  26.  Headings.  Section  headings  used  in  this  Guaranty  are  for
              --------
convenience  only  and  shall  not  affect  the  construction  of this Guaranty.

Section  27.  Definitions.  (a)  For  the  purposes  of  this  Guaranty:
              -----------
"Proceeding"  means  any  of  the following: (i) a voluntary or involuntary case
-----------
concerning  any  Guarantor  shall  be commenced under the Bankruptcy Code or any
---
other applicable bankruptcy laws; (ii) a custodian (as defined in the Bankruptcy
---
Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any applicable law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts;
(ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.
(b) Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.
IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.
     (GUARANTOR)
     By:
Name:
Title:

     Address  for  Notices:
     c/o  Weingarten  Realty  Investors
     Attention:

                                       D-2
HOUSTON:019643/00001:642992v6
                                CREDIT AGREEMENT
                                    EXHIBIT D
                                    ---------
                                  FORM OF NOTE
                                  ------------
$_________________          __________,  2001
     FOR VALUE RECEIVED, WEINGARTEN REALTY INVESTORS, a Texas real estate investment trust ("Maker") promises to pay without offset or counterclaim to the order of [insert name of Lender], ("Payee"), the principal amount equal to __________________________ ($_____________)payable in accordance with the terms of  the  Credit  Agreement  (as  hereinafter  defined).
Maker also promises to pay interest on the unpaid principal amount of this Note (this "Note") at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement dated of even date herewith, among Maker, the Lenders named therein, and Commerzbank AG, New York Branch, as Administrative Agent for itself and the Lenders (as hereafter amended, supplemented or otherwise modified from time to time, the "Credit
                                                                          ------
Agreement").  Capitalized  terms  used  herein without definition shall have the
     ----
meanings  set  forth  in  the  Credit  Agreement.
This Note is subject to mandatory prepayment and prepayment at the option of the Maker, as provided in the Credit Agreement.
This Note is issued pursuant to the Credit Agreement and is entitled to the benefits of the Credit Agreement, reference to which is hereby made for a more complete statement of the terms and conditions under which the Loan evidenced hereby is made and is to be repaid.
THE CREDIT AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
Maker promises to pay all fees, costs and expenses incurred in the collection and enforcement of this Note in accordance with the terms of the Credit Agreement. Maker and any endorser of this Note hereby consents to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind (except such notices as may be expressly required under the Credit Agreement or the other Loan Documents) and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.
Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.
With respect to the incurrence of certain liabilities hereunder and the making of certain agreements by Maker as herein stated, such incurrence of liabilities and such agreements shall be binding upon Maker only as a trust formed under the Texas Real Estate Investment Trust Act pursuant to that certain Restated Declaration of Trust dated March 23, 1988 (as amended from time to time), and only upon the assets of such Maker. No Trust Manager or officer or holder of any beneficial interest in Maker shall have any personal liability for the payment of any indebtedness or other liabilities incurred by Maker hereunder or for the performance of any agreements made by Maker hereunder, nor for any other act, omission or obligation incurred by Maker or the Trust Managers except, in the case of a Trust Manager, any liability arising from his own willful misfeasance or malfeasance or gross negligence.
     IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year first written above.
     WEINGARTEN  REALTY  INVESTORS


By:
Name:
Title:

                                       E-2
                                CREDIT AGREEMENT
                                    EXHIBIT E
                                    ---------
                       [FORM OF] INTEREST ELECTION REQUEST
                       -----------------------------------
                                     [Date]
Commerzbank  AG,  New  York  Branch,
as  Administrative  Agent
2  World  Financial  Center
New  York,  New  York  10281-1050
Attn:  _______________________
Re:     Weingarten  Realty  Investors
Interest  Election  Request
Dear  Ladies  and  Gentlemen:
     This Interest Election Request is made with reference to that certain Credit Agreement dated as of ________________, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Weingarten Realty Investors (the "Borrower"), the financial institutions party thereto, as lenders, and Commerzbank AG, New York Branch, as Administrative Agent. All capitalized terms used in this Interest Election Request (including any attachments hereto) and not otherwise defined in this Interest Election Request shall have the meanings set forth for such terms in the Credit Agreement. All Section references herein shall refer to the Credit Agreement.
The Borrower hereby requests a conversion of an existing Loan as provided below, in the amount of $____________ [minimum of $5,000,000.00 and in multiples of $1,000,000.00].
The  conversion  is  to  be  made  as  follows:
A.     ABR  Borrowing.
       --------------
1.     Amount  of  conversion  of  existing
     Loan  to  ABR  Borrowing:     $_____________
2.     Date  of  conversion                         _____________

     B.     Eurodollar  Borrowing:
            ---------------------
1.     Amount  of  conversion  of  existing
     Loan  to  Eurodollar  Borrowing:     $_____________
2.     Number  of  Eurodollar
     Borrowing(s)  now  in  effect:      _____________
     cannot  exceed  six  (6)
3.     Date  of  conversion:     _____________
4.     Interest  Period:     _____________
5.     Expiration  date  of  current  Interest
     Period  as  to  this  conversion:     _____________
     The Borrower hereby represents and warrants that the amounts set forth above are true and correct, that the amount above requested has actually been incurred, that the representations and warranties contained in the Credit Agreement are true and correct as if made as of this date (except to the extent relating to a specific date), and that the Borrower has kept, observed, performed and fulfilled each and every one of its obligations under the Credit Agreement as of the date hereof [except as follows: _______________]
     Very  truly  yours,
     WEINGARTEN  REALTY  INVESTORS
By:
     Name:
Title: